                                                                     EXHIBIT 4.G

================================================================================

                           NATIONAL STEEL CORPORATION

                                      AND

                            THE CHASE MANHATTAN BANK

                                      and

                          FRANK J. GRIPPO, As Trustees

                                 _____________

                          Tenth Supplemental Indenture

                           Dated as of March 8, 1999

                                       To

                    INDENTURE OF MORTGAGE AND DEED OF TRUST

                               Dated May 1, 1952

                                 _____________


                   First Mortgage Bonds, 9 7/8% Series Due 2009

================================================================================

                               TABLE OF CONTENTS*

                                 _____________

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
                                   ARTICLE 1
                  Definitions and Incorporation by Reference

Section 1.01.  Definitions................................................. 10
Section 1.02.  Other Definitions........................................... 33
Section 1.03.  Incorporation by Reference of Trust Indenture Act........... 34
Section 1.04.  Rules of Construction....................................... 34

                                   ARTICLE 2
                               2009 Bonds Forms

Section 2.01.  Forms Generally............................................. 35
Section 2.02.  Form of Trustee's Certificate of Authentication............. 36
Section 2.03.  Restrictive Legends......................................... 36
Section 2.04.  Form of Certificate to Be Delivered upon
                 Termination of Restricted Period.......................... 39

                                  ARTICLE 3
                             The 2009 Series Bonds

Section 3.01.  Maturity; Payment........................................... 40
Section 3.02.  Denominations............................................... 41
Section 3.03.  Execution. Authentication, Delivery and Dating.............. 41
Section 3.04.  Temporary 2009 Series Bonds................................. 42
Section 3.05.  Registration, Registration of Transfer and
                 Exchange.................................................. 43
Section 3.06.  Payment of Interest, Interest Rights Preserved.............. 44
Section 3.07.  Persons Deemed Owners....................................... 46
Section 3.08.  Cancellation................................................ 46
Section 3.09.  Computation of Interest..................................... 47
Section 3.10.  Book Entry Provisions for Global Bonds...................... 47
Section 3.11.  Transfer Provisions......................................... 48
Section 3.12.  Form of Regulation S Certificate............................ 57
Section 3.13.  Form of Rule 144A Certificate............................... 60

__________________

     . This Table of Contents has been inserted for purposes of convenience and ready reference. It does not constitute a part of the Tenth Supplemental Indenture.

                                                                            Page
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
Section 3.14.  CUSIP Numbers............................................... 61
Section 3.15.  Notice to Holders; Waiver................................... 61

                                   ARTICLE 4
                    Particular Covenants of the Corporation

Section 4.01.  Payment of Securities....................................... 62
Section 4.02.  SEC Reports................................................. 62
Section 4.03.  Limitation on Lines of Business............................. 63
Section 4.04.  Covenant Suspension......................................... 63
Section 4.05.  Limitation on Debt and Restricted Subsidiary
                 Preferred Stock........................................... 63
Section 4.06.  Limitation on Restricted Payments........................... 63
Section 4.07.  Limitation on Pledged Subsidiaries to Incur
                 Indebtedness or Issue Capital Stock....................... 66
Section 4.08.  Limitation on Sale of Mortgaged Property.................... 67
Section 4.09.  Change of Control........................................... 68
Section 4.10.  Limitation on Sale of Assets Other Than
                 Mortgaged Property........................................ 70
Section 4.11.  Limitation on Restrictions on Distributions from
                 Restricted Subsidiaries................................... 74
Section 4.12.  Limitation on Transactions with Affiliates.................. 75
Section 4.13.  Limitation on Sale and Leaseback Transactions............... 77
Section 4.14.  Designation of Restricted and Unrestricted
                 Subsidiaries.............................................. 77
Section 4.15.  Compliance Certificate...................................... 78
Section 4.16.  Further Instruments and Acts................................ 78

                                   ARTICLE 5
                             Successor Corporation

Section 5.01.  When Corporation May Merge or Transfer Assets............... 78

                                   ARTICLE 6
                             Defaults and Remedies

Section 6.01.  Events of Default........................................... 80
Section 6.02.  Acceleration................................................ 82
Section 6.03.  Other Remedies.............................................. 82
Section 6.04.  Waiver of Defaults.......................................... 83

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                                   ARTICLE 7
                        Redemption of 2009 Series Bonds

Section 7.01.  Optional Redemption of 2009 Series Bonds;
                 Premiums Payable.......................................... 83
Section 7.02.  Surrender of Partially-redeemed 2009 Series
                 Bonds..................................................... 84
Section 7.03.  Regarding Issue, Transfer and Exchange of
                 2009 Series Bonds to be Redeemed.......................... 84
Section 7.04.  Notices to Trustee.......................................... 84
Section 7.05.  Notice of Redemption........................................ 84
Section 7.06.  Effect of Notice of Redemption.............................. 85

                                   ARTICLE 8
                                 Miscellaneous

Section 8.01.  Acceptance of Trusts........................................ 85
Section 8.02.  Benefits Restricted to Parties and Holders of
                 Bonds..................................................... 86
Section 8.03.  Execution in Counterparts................................... 86
Section 8.04.  Original Indenture and Supplements Construed
                 as One Instrument......................................... 86
Section 8.05.  Amount Advanced under Indenture............................. 86
Section 8.06.  With Consent of Holders..................................... 86
Section 8.07.  Governing Law............................................... 87
Section 8.08.  Compliance with Trust Indenture Act......................... 87
Section 8.09.  Recitals.................................................... 87

     THIS TENTH SUPPLEMENTAL INDENTURE (hereinafter called "THIS SUPPLEMENTAL INDENTURE"), dated as of March 8, 1999 made by and among NATIONAL STEEL CORPORATION, a corporation organized and existing under the laws of the State of Delaware (hereinafter called the "CORPORATION"), THE CHASE MANHATTAN BANK, a New York corporation (hereinafter called the "TRUSTEE") and FRANK J. GRIPPO (hereinafter called the "INDIVIDUAL TRUSTEE"), as Trustees under the Indenture hereinafter referred to (the Trustee and the Individual Trustee being hereinafter collectively called the "TRUSTEES").

     WHEREAS, under date of May 1, 1952, the Corporation and Great Lakes Steel Corporation, then a wholly-owned subsidiary of the Corporation which was subsequently merged into the Corporation, entered into an Indenture of Mortgage and Deed of Trust (hereinafter called the "ORIGINAL INDENTURE") with City Bank Farmers Trust Company, as Trustee, and Ralph E. Morton, as Individual Trustee; and

     WHEREAS, the Original Indenture has heretofore been amended and supplemented by a First Supplemental Indenture dated as of November 1, 1956, a Second Supplemental Indenture dated as of January 1, 1957, a Third Supplemental Indenture dated as of June 1, 1959, a Fourth Supplemental Indenture dated as of December 1, 1960, a Fifth Supplemental Indenture dated as of May 1, 1962, a Sixth Supplemental Indenture dated as of December 1, 1970, a Seventh Supplemental Indenture dated as of September 19, 1973, an Eighth Supplemental Indenture dated as of September 19, 1973, and a Ninth Supplemental Indenture dated as of August 1, 1976; and

     WHEREAS, The Chase Manhattan Bank is now the duly appointed successor Trustee under the Original Indenture and all instruments supplemental thereto (hereinafter together called the "INDENTURE") and FRANK J. GRIPPO is now the duly appointed successor Individual Trustee under the Indenture; and

     WHEREAS, there have heretofore been authenticated and delivered pursuant to the Original Indenture First Mortgage Bonds, 3 1/8% Series Due 1982, there have heretofore been authenticated and delivered pursuant to the Original Indenture and said First Supplemental Indenture First Mortgage Bonds, 3 7/8% Series Due 1986, there have heretofore been authenticated and delivered pursuant to the Original Indenture, as theretofore supplemented, and said Third Supplemental Indenture First Mortgage Bonds, 4 5/8% Series Due 1989, there have heretofore been authenticated and delivered pursuant to the Original Indenture, as theretofore supplemented, and said Sixth Supplemental Indenture First Mortgage Bonds, 8% Series Due 1995, there have heretofore been authenticated and delivered pursuant to the Original Indenture, as theretofore supplemented, and said Seventh Supplemental Indenture First Mortgage Bonds, 4 7/8% Series Due

1987 and First Mortgage Bonds, 5.30% Series Due 1990, and there have heretofore been authenticated and delivered pursuant to the Original Indenture, as theretofore supplemented, and said Ninth Supplemental Indenture First Mortgage Bonds, 8 3/8% Series Due 2006; and

     WHEREAS, the Corporation has determined to issue, pursuant to the Original Indenture, and this Supplemental Indenture, two series of Bonds to be designated the "First Mortgage Bonds, 9 7/8% Series A due 2009" (hereinafter called the "INITIAL 2009 SERIES BONDS") and the "First Mortgage Bonds, 9 7/8% Series B due 2009 (hereinafter called the "EXCHANGE 2009 SERIES BONDS" and, together with the 2009 Series A Bonds, the "2009 SERIES BONDS"), in the aggregate principal amount of $225,000,000, all as hereinafter more fully provided; and

     WHEREAS, the fully registered 2009 Series Bonds and the Trustee's Authentication Certificate to be endorsed on all the 2009 Series Bonds are to be substantially in the following forms, with necessary or appropriate variations, omissions and insertions, as permitted or required by the Original Indenture and this Supplemental Indenture:

                       [FORM OF FACE OF 2009 SERIES BOND]


                            NATIONAL STEEL CORPORATION

                  First Mortgage Bond, 9 7/8% Series [A/B] Due 2009

                        Cusip No............

$.............                                                 No..............

     NATIONAL STEEL CORPORATION, a corporation organized and existing under the laws of the State of Delaware (hereinafter called the "CORPORA TION", which term shall include any successor corporation to the extent provided in the Indenture referred to on the reverse hereof), for value received, hereby promises to pay
          to or registered assigns, the principal sum of              Dollars on
March 1, 2009, in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, and to pay interest thereon in like coin or currency, semiannually on March 1 and September 1 of each year, at the rate of 9 7/8% per annum, from the March 1 or September 1, as the case may be, next preceding the date of this Bond to which interest has been paid, unless the date hereof is a date to which interest has been paid, in which case from the date of this Bond, or unless no interest has been paid on the First Mortgage Bonds, 9 7/8% Series [A/B] Due 2009 (hereinafter called the "2009 SERIES BONDS"), in which case from March 8, 1999, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, when there is no existing default in the payment of interest on the 2009 Series Bonds, if the date hereof is after a regular record date (which shall be the close of business on February 15 or August 15, as the case may be, next preceding an interest payment date) and before the next succeeding interest payment date, this Bond shall bear interest from such interest payment date; provided, however, that if the Corporation shall default in the payment of interest due on such interest payment date, then this Bond shall bear interest from the next preceding interest payment date to which interest has been paid, or, if no interest has been paid on the 2009 Series Bonds, from March 8, 1999. The interest so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in said Indenture, be paid to the person in whose name this Bond (or one or more predecessor Bonds) is registered on the regular record date for such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Both the principal of, premium, if any, and interest on, this Bond are payable at the office or agency of the Corporation in the Borough of Manhattan, The City of New York, New York; provided, that interest may be paid, at the option of the Corporation, by check mailed to the person entitled thereto at his address last appearing on the Bond register or by wire transfer to an account maintained by the payee located in the United States provided that appropriate written wire transfer instructions have been provided at least two Business Days prior to the relevant record date.

     [The Holder of this Bond is entitled to the benefits of the Registration Rights Agreement, dated as of March 8, 1999 (the "Registration Rights Agreement"), among the Corporation and the Initial Purchasers named therein. In the event that either (a) an Exchange Offer Registration Statement (as such term is defined in the Registration Rights Agreement) is not filed with the SEC on or prior to the 60th day following the date of the Tenth Supplemental Indenture,
(b) such Exchange Offer Registration Statement has not been declared effective on or prior to the 150th day following the date of the Tenth Supplemental Indenture, (c) the Exchange Offer (as such term is defined in the Registration Rights Agreement) is not consummated or, if required, a Shelf Registration Statement (as such term is defined in the Registration Rights Agreement) with respect to the Bond is not declared effective on or prior to the 180th day following the date of the Indenture or Tenth Supplemental Indenture or (d) the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable (each such event referred to in clauses (a) through (d) above, a "Registration Default") then the per annum interest rate borne by this Bond shall be increased by 0.25 percent per annum for the first 90-day period following the

Registration Default. The per annum interest rate borne by this Bond will increase by an additional 0.25 percent per annum for each subsequent 90-day period following such Registration Default to a maximum of 1.00 percent per annum until such Registration Default has been cured. Upon (w) the filing of the Exchange Offer Registration Statement after the 60-day period described in clause (a) above, (x) the effectiveness of the Exchange Offer Registration Statement after the 150-day period described in clause (b) above or (y) the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, after the 180-day period described in clause (c) above, or (z) the cure of any Registration Default described in clause (d) above, the interest rate borne by the Bond from the date of such filing, effectiveness or consummation, as the case may be, will be reduced to the original interest rate set forth in the title of this Bond above if the Corporation is otherwise in compliance with this paragraph; provided, however, that, if after such reduction in interest rate, a different event specified in clause (a), (b), (c) or (d) above occurs, the interest rate may again be increased and thereafter reduced pursuant to the foregoing provisions.]/**/

     Reference is made to the further provisions of this Bond set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place.

     This Bond shall not be entitled to any benefit under the Indenture, or become valid or obligatory for any purpose, until The Chase Manhattan Bank, the Trustee under the Indenture, or a successor Trustee thereto under the Indenture, shall have signed the form of certificate hereon.

     IN WITNESS WHEREOF, National Steel Corporation has caused this Bond to be duly executed under its corporate seal.

Dated:
                         NATIONAL STEEL CORPORATION


                         By:_______________________
                            Name:
                            Title:
Attest:

_______________________
Title:
_______________________

/**/    To be inserted in the case of a Bond that has not been registered under the Securities Act.

                 [FORM OF TRUSTEE'S AUTHENTICATION CERTIFICATE]

                      TRUSTEE'S AUTHENTICATION CERTIFICATE

     This is one of the Bonds, of the series designated therein, described in the within-mentioned Indenture.

                                   THE CHASE MANHATTAN BANK, as Trustee,

                                   By:_______________________
                                          Authorized Officer


                      [FORM OF REVERSE OF 2009 SERIES BOND]

                            NATIONAL STEEL CORPORATION

              First Mortgage Bond, 9 7\8% Series [A/B] Due 2009

     This Bond is one of the Bonds of the Corporation (hereinafter called the "BONDS") all duly authorized or from time to time to be duly authorized and not otherwise limited in aggregate principal amount, all issued and to be issued in one or more series from time to time under and (except as otherwise provided in the Indenture hereinafter mentioned) equally secured by an Indenture of Mortgage and Deed of Trust dated May 1, 1952, executed by the Corporation, as Mortgagor, and by Great Lakes Steel Corporation, a former wholly-owned subsidiary of the Corporation which was merged into the Corporation, as Co-Mortgagor, to City Bank Farmers Trust Company, as Trustee and Ralph E. Morton, as Individual Trustee, under which The Chase Manhattan Bank is now successor Trustee and FRANK J. GRIPPO is now successor Individual Trustee (said Trustee and said Individual Trustee from time to time being herein together called the "TRUSTEES"), to which Indenture of Mortgage and Deed of Trust and all instruments supplemental thereto (hereinafter together sometimes referred to as the "INDENTURE") reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the holders of the Bonds in respect of the security, the rights, duties and immunities of the Trustees and the rights and obligations of the Corporation in respect of the Bonds, and the terms and conditions upon which the Bonds are, and are to be, secured. The Bonds of different series may be for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided. This Bond is issued pursuant to the Tenth Supplemental Indenture dated as of March 8, 1999, executed by the Corporation and the Trustees (the "TENTH SUPPLEMENTAL INDENTURE"), and is the series of Bonds described in said Tenth Supplemental Indenture and designated as the "First Mortgage Bonds, 9 7\8% Series [A/B] Due 2009" of the Corporation (hereinafter called the "2009 SERIES BONDS"), limited in aggregate principal amount to $225,000,000 at any one time outstanding, except as otherwise provided in the Original Indenture with respect to Bonds of such Series issued in exchange and substitution for Bonds of such Series as have been mutilated, destroyed, lost or stolen or as otherwise provided in the Tenth Supplemental Indenture. The terms of the 2009 Series Bonds include those stated in the Indenture and those made or deemed to be part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as amended a nd
                                    ------
as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The 2009 Series Bonds are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

     The provisions of the Indenture may be modified or amended by a supplemental indenture to the extent and in the manner provided in the Indenture, with the consent and approval of the holders of at least 66 2/3% in aggregate principal amount of the Bonds at the time outstanding under the Indenture; provided that no such modification or amendment shall be made so as to (a) alter the date fixed in any of the Bonds or coupons for the payment of the principal of, or any installment of interest on, such Bonds, or otherwise modify the terms of payment of the principal at maturity of, or interest on, the Bonds or impose any conditions with respect to such payment or affect the right of any Bondholder to institute suit for the enforcement of any such payment on or after the respective due dates expressed in the Bonds or in such coupons appertaining thereto, all of which shall always be unconditional, (b) alter the amount of principal of, or the rate of interest or premium payable on, any of the Bonds, (c) affect the rights of the holders of less than all the Bonds of any series then outstanding, (d) affect the rights of the holders of one or more, but less than all, series of Bonds then outstanding, except with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Bonds of each of the series so affected then outstanding, or (e) reduce the percentage of the principal amount of Bonds, or of the Bonds of any series, the consent of the holders of which shall be required for the authorization of any such modification or amendment.

     Except as set forth in the next paragraph, the 2009 Series Bonds may not be redeemed prior to March 1, 2004. Thereafter, the 2009 Series Bonds will be redeemable at the option of the Corporation, in whole or in part, on not less than 30 nor more than 60 days' prior notice mailed to each Holder of 2009 Series Bond being redeemed and otherwise in accordance with the procedures set forth in the Indenture, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on or after March 1 of the years set forth below:

YEAR                   REDEMPTION PRICE
----                   ----------------
2004..........................  104.938%
2005..........................  103.292%
2006..........................  101.646%
2007 and thereafter...........  100.000%

     Notwithstanding the foregoing, at any time and from time to time prior to March 1, 2002, the Corporation may redeem up to a maximum of 35% of the original aggregate principal amount of the 2009 Series Bonds with the proceeds of one or more Public Equity Offerings, at a redemption price equal to 109.875% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the 2009 Series Bonds remains outstanding. Any such redemption shall be made within 90 days of such Public Equity Offering upon not less than 30 nor more than 60 days' notice mailed to each Holder of 2009 Series Bond being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

     Upon a Change of Control, any Holder of 2009 Series Bonds will have the right, subject to certain conditions specified in the Indenture, to cause the Corporation to repurchase all or any part of the 2009 Series Bonds of such Holder at a purchase price equal to 101% of the principal amount of the 2009 Series Bonds to be repurchased plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

     This Bond is transferable by the registered owner hereof or by his duly authorized attorney at the agency of the Corporation in the Borough of Manhattan, The City of New York, New York, upon surrender of this Bond for cancellation, accompanied by a written instrument of transfer in a form approved by the Corporation or the Trustee, duly executed by the registered owner of this Bond, and thereupon one or more new registered 2009 Series Bonds for the same aggregate principal amount will be issued in the name of the transferee or transferees in exchange herefor, as provided in the Indenture.

     2009 Series Bonds are issuable only as fully registered Bonds without coupons in the denominations of $1,000 and integral multiples thereof. In the manner provided in the Indenture, 2009 Series Bonds may be exchanged for a like aggregate principal amount of 2009 Series Bonds of other authorized denominations.

     No service charge will be made for any such transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     No recourse shall be had for the payment of the principal of, premium, if any, or the interest on, this Bond, or for any claim based hereon or on the Indenture, against any incorporator, or against any shareholder, director or officer, past, present or future, of the Corporation or of any predecessor or successor corporation, as such, either directly or through the Corporation or any such predecessor or successor corporation, whether by virtue of any constitutional provision, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitutional provision, statute or otherwise, of incorporators, shareholders, directors, or officers being released by every holder hereof by the acceptance of this Bond and as part of the consideration for the issue hereof, and being likewise released by the terms of the Indenture.

     The Indenture may be canceled and the lien thereof discharged if the Corporation shall pay, or make provision for the payment of, the principal, interest and premium, if any, on all the Bonds at the times and in the manner stipulated in the Indenture.

     Any moneys deposited with the Trustee by the Corporation for the payment or redemption of 2009 Series Bonds, and remaining unclaimed by the Holders for six years after the date of maturity or the date fixed for redemption of such Bonds upon written request and subject to applicable abandoned property laws, shall be repaid to the Corporation and thereafter such Holders shall be limited to a claim against the Corporation.

     In case an event of default, as defined in the Indenture, shall occur, the principal of all the Bonds at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that in certain events, such default and its consequences may be waived and such declaration may be rescinded by the holders of a majority in principal amount of the Bonds outstanding.

     In addition, in case a Tenth Supplemental Indenture Event of Default (as defined in the Tenth Supplemental Indenture), shall occur, the principal of all the 2009 Series Bonds at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Tenth Supplemental Indenture. The Tenth Supplemental Indenture provides that in certain events, such default and its consequences may be waived and such declaration may be rescinded by the holders of a majority in principal amount of the 2009 Series Bonds outstanding.

     THIS 2009 SERIES BOND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     The person in whose name this Bond shall be registered shall be deemed and regarded as the absolute owner hereof for all purposes, and payment of or on account of the principal of, premium, if any, and interest on this Bond shall be made only to such registered owner. All such payments shall be valid and effectual to satisfy and discharge the liability upon this Bond to the extent of the sum or sums so paid.

     The Corporation will furnish to any Holder of 2009 Series Bonds upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this 2009 Series Bond.

                                  ___________

     And

     WHEREAS, all acts and proceedings required by law duly to authorize the execution and delivery of this Supplemental Indenture have been done and taken and the execution and delivery of this Supplemental Indenture have been in all respects duly authorized;

     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

     That the Corporation, in consideration of the premises, and of the purchase and acceptance of the 2009 Series Bonds by the registered owners thereof, and of the sum of one dollar to the Corporation duly paid by the Trustees at or before the ensealing and delivery of these presents, and for other valuable considerations, the receipt whereof is hereby acknowledged, has entered into this Supplemental Indenture with the Trustees to create the 2009 Series Bonds, to establish the forms thereof and to declare the terms and conditions upon and subject to which they are to be issued:



                                   ARTICLE 1

                  Definitions and Incorporation by Reference

     Section 1.01. Definitions.

     "ADDITIONAL ASSETS" means (a) any Property (other than cash, Cash Equivalents or securities) to be owned by the Corporation or any Restricted Subsidiary; or (b) Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Corporation or another Restricted Subsidiary from any Person other than the Corporation or an Affiliate of the Corporation.

     "AFFILIATE" of any specified Person means (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (b) any other Person who is a director or officer of (i) such specified Person, (ii) any Subsidiary of such specified Person or (iii) any Person described in clause (a) above. For the purposes of this definition, "CONTROL" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing. For purposes of the covenants contained in Section 4.10, Section
4.12 and the definition of the term "ADDITIONAL ASSETS" only, "AFFILIATE" shall also mean any beneficial owner of shares representing 5% or more (on a fully diluted basis) of the total voting power of the Voting Stock of the Corporation and/or of rights or warrants to purchase Voting Stock representing 5% or more (on a fully diluted basis) of the total voting power of the Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

     "AFFILIATE JOINT VENTURE" means a Person, other than a Subsidiary of the Corporation, in which the Corporation or any Restricted Subsidiary has an Investment and which is an Affiliate of the Corporation only because the Corporation or such Restricted Subsidiary has the ability to control such Person, and for no other reason.

     "ASSET SALE" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Corporation or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "DISPOSITION"), of (a) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), (b) all or substantially all the assets of any division or line of business of the Corporation or any Restricted Subsidiary or (c) any other assets of the Corporation or any Restricted Subsidiary outside of the ordinary course of business of the Corporation or such Restricted Subsidiary (other than (i) in the case of clauses (a), (b) and (c) above, any disposition by a Restricted Subsidiary to the Corporation or by the Corporation or a Restricted Subsidiary to a Wholly Owned Subsidiary, (ii) in the case of clauses (b) and (c) above, (x) any disposition of accounts receivable or inventory by or to the Corporation or any Restricted Subsidiary to or from NSFC or any other bankruptcy-remote, special-purpose Subsidiary of the Corporation in connection with the Incurrence of Debt by such Subsidiary under the Credit Facilities or (y) any disposition of Property having, together with other Property disposed of pursuant to such clauses during the same fiscal year, an aggregate Fair Market Value of less than $25 million, (iii) in the case of clause (c) above, (x) any disposition effected in compliance with Section 5.01(a) and (y) a disposition of obsolete assets in the ordinary course of business and (iv) in the case of clauses (a), (b) and (c) above, but only for the purposes of Section 4.10, dispositions of Mortgaged Property made in compliance with Section 4.08.

     "ATTRIBUTABLE DEBT" in respect of a Sale and Leaseback Transaction means, at any date of determination, (a) if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of the term "Capital Lease Obligation" and (b) in all other instances, the present value (discounted at the actual rate of interest implicit in such transaction, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

     "AVERAGE LIFE" means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing (a) the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (b) the sum of all such payments.

     "BOARD OF DIRECTORS" means the Board of Directors of the Corporation or any committee thereof duly authorized to act on behalf of such Board.

     "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Corporation to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

     "BUSINESS DAY", when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the 2009 Series Bonds, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment or other location are authorized or obligated by law or executive order to close.

     "CAPITAL EXPENDITURE DEBT" means Debt Incurred by any Person to finance a capital expenditure so long as (a) such capital expenditure is or should be included as an addition to "Property, Plant and Equipment" in accordance with GAAP and (b) such Debt is Incurred within 180 days of the date such capital expenditure is made.

     "CAPITAL LEASE OBLIGATION" means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of
Section 4.07, a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

     "CAPITAL STOCK" means, with respect to any Person, any shares or other equivalents (however designated) of corporate stock, partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

     "CAPITAL STOCK SALE PROCEEDS" means the aggregate Net Cash Proceeds received by the Corporation from the issuance or sale (other than to a Subsidiary of the Corporation or an employee stock ownership plan or trust established by the Corporation or any of its Subsidiaries for the benefit of their employees) by the Corporation of any class of its Capital Stock (other than Disqualified Stock) after the Issue Date.

     "CASH EQUIVALENTS" means (a) any evidence of Debt with a maturity of 360 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (b) certificates of deposit, Eurodollar time deposits, bankers' acceptances and other similar unsubordinated debt instruments with a maturity of 360 days or less and overnight bank deposits of any bank, trust company, investment bank or other financial institution (including any branch thereof) that is organized or regulated under the laws of the United States of America or any state thereof, and which bank, trust company, investment bank or other financial institution has capital, surplus and undivided profits aggregating in excess of US$1.0 billion and has outstanding unsecured debt which is rated "A3" or higher by Moody's or "A-" or higher by S&P; provided that up to $25 million of the aggregate amount of investments of the type described in this clause (b) may be with banks (or branches thereof) of the type described above with outstanding unsecured debt that has an Investment Grade Rating or higher, (c) commercial paper with a maturity of 360 days or less issued by a corporation that is not an Affiliate of the Corporation and is organized under the laws of any state of the United States or the District of Columbia and rated at least A-2 by S&P or at least P-2 by Moody's, (d) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (a) and (b) above entered into with a bank, trust company, investment bank or other financial institution meeting the qualifications described in clause (b) above or (e) funds (including, without limitation, any fund for which the Trustee or any affiliate of the Trustee serves as an administrator, shareholder servicing agent and/or custodian or subcustodian) invested exclusively in cash and investments of the type described in clauses (a) through
(d) above.

     "CHANGE OF CONTROL" means the occurrence of any of the following events:

          (a) if any "person" or "group" (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than Permitted Holders, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 30% or more of the total voting power of all classes of the Voting Stock of the Corporation; or

          (b) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Corporation and the Restricted Subsidiaries, considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a Wholly Owned Subsidiary) shall have occurred, or the Corporation merges, consolidates or amalgamates with or into any other Person or any other Person merges, consolidates or amalgamates with or into the Corporation, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Corporation is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where (i) the outstanding Voting Stock of the Corporation is reclassified into or exchanged for Voting Stock of the surviving corporation and (ii) the Holders of the Voting Stock of the Corporation immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving corporation immediately after such transaction and in substantially the same proportion as before the transaction; or

          (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election by the shareholders of the Corporation was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

          (d) the shareholders of the Corporation shall have approved any plan of liquidation or dissolution of the Corporation.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMODITY PRICE PROTECTION AGREEMENT" means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices.

     "CONSOLIDATED CURRENT LIABILITIES" means, as of any date of determination, the aggregate amount of liabilities of the Corporation and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating (a) all intercompany items between the Corporation and any Restricted Subsidiary or between Restricted Subsidiaries and (b) all current maturities of long-term Debt.

     "CONSOLIDATED INTEREST COVERAGE RATIO" means, as of any date of determination, the ratio of (a) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to such determination date to (b) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (i) if the Corporation or any Restricted Subsidiary has Incurred any Debt since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is an Incurrence of Debt, or both, Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Debt as if such Debt had been Incurred on the first day of such period and the discharge of any other Debt repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Debt as if such discharge had occurred on the first day of such period, (ii) if since the beginning of such period the Corporation or any Restricted Subsidiary shall have made any Asset Sale or if the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is an Asset Sale, or both, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale for such period, or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period, in either case as if such Asset Sale had occurred on the first day of such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Debt of the Corporation or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Corporation and its continuing Restricted Subsidiaries in connection with such Asset Sale for such period, as if such Asset Sale had occurred on the first day of such period (or, if the Capital Stock of any Restricted Subsidiary is sold, by an amount equal to the Consolidated Interest Expense for such period directly attributable to the Debt of such Restricted Subsidiary to the extent the Corporation and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale),
(iii) if since the beginning of such period the Corporation or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of Property, including any acquisition of Property occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and

Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Debt) as if such Investment or acquisition occurred on the first day of such period and (iv) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Corporation or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Sale, Investment or acquisition of Property that would have required an adjustment pursuant to clause (ii) or (iii) above if made by the Corporation or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Sale, Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of Property, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Debt incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer and as further contemplated by the definition of the term "PRO FORMA". If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of 12 months).

     "CONSOLIDATED INTEREST EXPENSE" means, for any period, the total interest expense of the Corporation and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by the Corporation or its Restricted Subsidiaries, (a) interest expense attributable to capital leases, (b) amortization of debt discount and debt issuance cost, (c) capitalized interest, (d) non-cash interest expenses, (e) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (f) net costs associated with Hedging Obligations under Interest Rate Agreements (including amortization of fees), (g) Redeemable Dividends, (h) Preferred Stock dividends in respect of all Preferred Stock of Restricted Subsidiaries held by Persons other than the Corporation or a Wholly Owned Subsidiary, and (i) interest accruing on any Debt of any other Person to the extent such Debt is Guaranteed by the Corporation or any Restricted Subsidiary.

     "CONSOLIDATED NET INCOME" means, for any period, the net income (loss) of the Corporation and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income (a) any net income (loss) of any Person (other than the Corporation) if such Person is not a Restricted Subsidiary, except that (i) subject to the exclusion contained in clause (d) below, the Corporation's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Person during such period to the Corporation or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (c) below) and (ii) the Corporation's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income, (b) any net income (loss) of any Person acquired by the Corporation or any of its consolidated Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition, (c) any net income (loss) of any Restricted Subsidiary to the extent that such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Corporation, except that
(i) subject to the exclusion contained in clause (d) below, the Corporation's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Restricted Subsidiary during such period to the Corporation or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause) and (ii) the Corporation's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income, (d) any gain (but not loss) realized upon the sale or other disposition of any Property of the Corporation or any of its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and (e) any extraordinary gain or loss.

     "CONSOLIDATED NET TANGIBLE ASSETS" means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Corporation and its consolidated Restricted Subsidiaries as the total assets (less accumulated depreciation, depletion and amortization, allowances for doubtful receivables, adjustments for pension liabilities, other applicable reserves and other properly deductible items) of the Corporation and its Restricted Subsidiaries, after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of (without duplication): (a) the excess of cost over fair market value of assets or businesses acquired; (b) any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of the Corporation immediately preceding the Issue Date as a result of a change in the method of valuation in accordance with GAAP; (c) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items; (d) minority interests in consolidated Subsidiaries held by Persons other than the Corporation or any Restricted Subsidiary; (e) treasury stock; (f) cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and (g) Investments in and assets of Unrestricted Subsidiaries.

     "CONSOLIDATED NET WORTH" means the total of the amounts shown on the consolidated balance sheet of the Corporation and its Restricted Subsidiaries as of the end of the most recent fiscal quarter of the Corporation ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (a) the par or stated value of all outstanding Capital Stock of the Corporation plus (b) paid-in capital or capital surplus relating to such Capital Stock plus (c) any retained earnings or earned surplus less (i) any accumulated deficit, (ii) any amounts attributable to Disqualified Stock and (iii) any adjustments for pension liabilities.

     "CORPORATE TRUST OFFICE" means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office on the date of execution of this Tenth Supplemental Indenture is located at 450 West 33rd Street, New York, NY 10001.

     "CORPORATION" means the party named as such in this Indenture until a successor replaces it pursuant to the applicable provisions hereof and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

     "CORPORATION REQUEST" or "CORPORATION ORDER" means a written request or order signed in the name of the Corporation by its Chairman, its President, any Vice President, its Treasurer or an Assistant Treasurer, and delivered to the Trustee.

     "CREDIT FACILITIES" means the Receivables Purchase Agreement and the Inventory Facilities, in each case together with any extensions, revisions, refinancings or replacements thereof by a lender or syndicate of lenders (including through the sale of accounts receivable or inventory to such lender or lenders or to NSFC or any other bankruptcy-remote, special-purpose Subsidiary of the Corporation that purchases such accounts receivable or inventory).

     "CURRENCY EXCHANGE PROTECTION AGREEMENT" means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

     "DEBT" means, with respect to any Person on any date of determination (without duplication), (a) the principal in respect of (i) debt of such Person for money borrowed and (ii) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (b) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;
(c) all obligations of such Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding Trade Accounts Payable arising in the ordinary course of business); (d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (e) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends); (f) all obligations of the type referred to in clauses (a) through
(e) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; (g) all obligations of the type referred to in clauses (a) through
(f) of other Persons secured by any Lien on any Property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such Property or assets or the amount of the obligation so secured; (h) to the extent not otherwise included in this definition, Hedging Obligations of such Person; and (i) to the extent not otherwise included in this definition, any financing of accounts receivable or inventory of such Person (whether or not treated as a sale or debt for accounting purposes); provided that such accounts receivable or inventory shall be deemed to be on the consolidated balance sheet of the Corporation for purposes of clause (b)(ii) of the definition of "PERMITTED DEBT". The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

     "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "DEPOSITARY" means The Depository Trust Company, its nominees and successors.

     "DISQUALIFIED STOCK" means, with respect to any Person, Redeemable Stock of such Person as to which the maturity, mandatory redemption, redemption at the option of the holder thereof, conversion or exchange occurs, or may occur, on or prior to the first anniversary of the Stated Maturity of the 2009 Series Bonds; provided, however, that Redeemable Stock of such Person that would not otherwise be characterized as Disqualified Stock under this definition shall not constitute Disqualified Stock if such Redeemable Stock is convertible or exchangeable into Debt solely at the option of the issuer thereof.

     "EBITDA" means, for any period, an amount equal to, for the Corporation and its consolidated Restricted Subsidiaries, (a) the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period: (i) the provision for taxes for such period based on income or profits or utilized in computing net loss, (ii) Consolidated Interest Expense, (iii) depreciation and amortization of fixed and intangible assets and
(iv) any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period, except amortization of any SFAS 106 transaction obligation of the Corporation), minus (b) all non-cash items increasing Consolidated Net Income for such period (other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period). Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Corporation by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXCHANGE OFFER" means the offer by the Corporation to the Holders of the Initial 2009 Series Bonds to exchange all of the Initial 2009 Series Bonds for

Exchange 2009 Series bonds, as provided for in the Registration Rights
Agreement.

     "EXCHANGE OFFER REGISTRATION STATEMENT" means the Exchange Offer Registration Statement as defined in the Registration Rights Agreement.

     "EXCHANGE 2009 SERIES BONDS" refers to the First Mortgage Bonds, 9 7/8% Series B due 2009 containing terms substantially identical to the Initial 2009 Series Bonds (except that (i) such Exchange 2009 Series Bonds shall not contain terms with respect to transfer restrictions and shall be registered under the Securities Act, and (ii) certain provisions relating to an increase in the stated rate of interest thereon shall be eliminated) that are issued and exchanged for the Initial 2009 Series Bonds in accordance with the Exchange Offer, as provided for in the Registration Rights Agreement and this Supplemental Indenture.

     "FAIR MARKET VALUE" means, with respect to any Property, the price (or, in the case of a lease, the rent) which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller (or lessor) and a willing buyer (or lessee), neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined, except as otherwise provided, (a) if such Property has a Fair Market Value equal to or less than $10,000,000, by any Officer of the Corporation or (b) if such Property has a Fair Market Value in excess of $10,000,000, by a majority of the Board of Directors and evidenced by a Board Resolution, dated within 30 days of the relevant transaction, delivered to the Trustee.

     "GAAP" means United States generally accepted accounting principles as in effect on the Issue Date, including those set forth (a) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) in the statements and pronouncements of the Financial Accounting Standards Board, (c) in such other statements by such other entity as approved by a significant segment of the accounting profession and (d) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

     "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part); provided, however, that the term "GUARANTEE" shall not include endorsements for collection or deposit in the ordinary course of business. The term "GUARANTEE" used as a verb has a corresponding meaning. The term "GUARANTOR" shall mean any Person Guaranteeing any obligation.

     "HEDGING OBLIGATION" of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

     "HOLDER"or "BONDHOLDER" means the Person in whose name a Bond is registered on the Bond Register.

     "INCUR" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and "Incurrence"and "Incurred" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that solely for purposes of determining compliance with Section 4.05, amortization of debt discount shall not be deemed to be the Incurrence of Debt, provided that in the case of Debt sold at a discount, the amount of such Debt Incurred shall at all times be the aggregate principal amount at Stated Maturity.

     "INDENTURE" means the Original Indenture as amended or supplemented from time to time, as defined in the recitals hereto.

     "INDEPENDENT FINANCIAL ADVISOR" means an investment banking firm of national standing or any third party appraiser of national standing, provided that such firm or appraiser is not an Affiliate of the Corporation.

     "INITIAL 2009 SERIES BONDS" has the meaning specified in the recitals to this Supplemental Indenture.

     "INTEREST PAYMENT DATE" means March 1 and September 1 of each year, commencing September 1, 1999.

     "INTEREST RATE AGREEMENT" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in interest rates.

     "INVENTORY FACILITIES" means (i) the $100 million Inventory Credit Agreement, dated as of July 18, 1996, among the Corporation, the Long-Term Credit Bank of Japan Ltd, New York Branch, as Administrative Agent and the Long-Term Credit Bank of Japan Ltd., New York Branch, as Structuring Agent and Collateral Agent and (2) the $50 million Credit Agreement, dated as of July 18, 1996, between the Corporation and The Fuji Bank and Trust Company.

     "INVESTMENT" by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person. In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

     "INVESTMENT GRADE RATING" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P.

     "INVESTMENT GRADE STATUS" shall be deemed to have been reached on the date that the 2009 Series Bonds have an Investment Grade Rating from both Rating Agencies.

     "ISSUE DATE" means the date on which the 2009 Series Bonds are initially issued.

     "LIEN" means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction, but excluding any operating lease (except Sale and Leaseback Transactions) entered into in the ordinary course of such Person's business).

     "MOODY'S" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

     "MORTGAGED PROPERTY" means any Property of the Corporation or any of its Subsidiaries that is subjected to, or is intended to be subjected to, the lien of the Indenture.

     "NET AVAILABLE CASH" from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of (a) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale, (b) all payments made on any Debt which is secured by any Property subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale, (c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale and (d) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed in such Asset Sale and retained by the Corporation or any Restricted Subsidiary after such Asset Sale.

     "NET CASH PROCEEDS" means, with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "NKK" means NKK U.S.A. Corporation and its Affiliates.

     "NON-MORTGAGED PROPERTY" means Property of the Corporation or any of its Subsidiaries other than Mortgaged Property.

     "NSFC" means National Steel Funding Corp., a Delaware corporation, and its successors.

     "OFFICER" means the President, the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer or the Comptroller or the Chief Financial Officer or any Vice President of the Corporation.

     "OFFICERS' CERTIFICATE" means a certificate signed by the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer or the Comptroller or an Assistant Comptroller of the Corporation.

     "OPINION OF COUNSEL" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Corporation.

     "PERMITTED DEBT" means:

          (a)  Debt of the Corporation evidenced by the 2009 Series Bonds;

          (b) Debt of the Corporation or any Restricted Subsidiary under the Credit Facilities; provided that the aggregate principal amount of all such Debt under the Credit Facilities at any one time outstanding shall not exceed the greater of (i) $350 million less the sum of the aggregate amount of all required payments of principal applied to reduce the aggregate amount available to be borrowed under the Credit Facilities including pursuant to Section 4.10, and (ii) the sum of the amounts equal to (x) 60% of the book value of the inventory of the Corporation and the Restricted Subsidiaries and (y) 85% of the book value of the accounts receivable of the Corporation and the Restricted Subsidiaries, in each case as of the most recently ended quarter of the Corporation prior to such Incurrence for which financial statements of the Corporation have been provided to the Holders of 2009 Series Bonds;

          (c) Capital Expenditure Debt of the Corporation or any Restricted Subsidiary; provided that (i) the aggregate principal amount of such Debt does not exceed the Fair Market Value (on the date of the Incurrence thereof) of the Property acquired, constructed or leased and (ii) the aggregate principal amount of all Debt Incurred and then outstanding pursuant to this clause (c), together with all Permitted Refinancing Debt Incurred and then outstanding in respect of Debt previously Incurred pursuant to this clause (c), does not exceed $175 million;

          (d) Debt of the Corporation owing to and held by any Wholly Owned Subsidiary and Debt (including Preferred Stock) of a Restricted

     Subsidiary owing to and held by the Corporation or any Wholly Owned Subsidiary; provided, however, that any subsequent issue or transfer of Capital Stock or other event that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of any such Debt (except to the Corporation or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the Corporation or such Restricted Subsidiary;

          (e) Debt of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Corporation or otherwise became a Restricted Subsidiary (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Subsidiary of the Corporation or was otherwise acquired by the Corporation); provided that at the time such Restricted Subsidiary was acquired by the Corporation or otherwise became a Restricted Subsidiary and after giving pro forma effect to the Incurrence of such Debt, the Corporation would have been able to Incur $1.00 of additional Debt pursuant to Section 4.05(a);

          (f) Debt under Interest Rate Agreements entered into by the Corporation or a Restricted Subsidiary for the purpose of limiting interest rate risk in the ordinary course of the financial management of the Corporation or such Restricted Subsidiary and not for speculative purposes; provided that the obligations under such agreements are directly related to payment obligations on Debt otherwise permitted by Section 4.05;

          (g) Debt under Currency Exchange Protection Agreements entered into by the Corporation or a Restricted Subsidiary for the purpose of limiting currency exchange rate risk in the ordinary course of the financial management of the Corporation or such Restricted Subsidiary and not for speculative purposes;

          (h) Debt under Commodity Price Protection Agreements entered into by the Corporation or a Restricted Subsidiary in the ordinary course of the financial management (including cost control) of the Corporation or such Restricted Subsidiary and not for speculative purposes;

          (i) Debt in connection with one or more standby letters of credit or performance bonds issued by the Corporation or a Restricted Subsidiary in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

          (j) Debt outstanding on the Issue Date not otherwise described in clauses (a) through (i) above;

          (k) Debt of the Corporation or any Restricted Subsidiary (other than Debt permitted by Section 4.05(a) or the other clauses of this definition) in an aggregate principal amount outstanding at any one time not to exceed $75,000,000; an d

          (l) Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to Section 4.05(a) and clauses (a), (c), (e) and (j) above, subject, in the case of clause (c) above, to the limitations set forth in the respective proviso thereto.

     "PERMITTED INVESTMENTS" means any Investment by the Corporation or any Restricted Subsidiary in any of the following:

          (a)  Cash Equivalents;

          (b)  the Corporation or any Restricted Subsidiary;

          (c) another Person, if as a result of such Investment (i) such other Person becomes a Restricted Subsidiary or (ii) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Corporation or a Restricted Subsidiary;

          (d) loans or advances made to employees or directors of the Corporation or any Restricted Subsidiary in the ordinary course of business in an aggregate amount not to exceed US$1 million at any one time outstanding;

          (e)  Hedging Obligations which constitute Permitted Debt;

          (f) Investments consisting of non-cash consideration received in the form of securities, Notes or similar obligations in connection with an Asset Sale permitted by Section 4.08 and Section 4.10, as applicable, provided that the aggregate amount of such non-cash consideration received in connection with any such Asset Sale shall not exceed the amount permitted under Section 4.08 and Section 4.10 or the terms of the Original Indenture, as applicable;

          (g) the purchase by the Company or any Restricted Subsidiary in one or more transactions of all or any portion of NKK's ownership interest in DNN Galvanizing Limited Partnership; and

          (h) Investments in joint ventures engaged in the steel business or other businesses reasonably related thereto in an aggregate amount not to exceed $20 million.

     "PERMITTED HOLDERS" means NKK U.S.A. Corporation and its Affiliates.

     "PERMITTED REFINANCING DEBT" means any Debt that Refinances any other Debt, including any successive Refinancings, so long as (a) such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of (i) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced and (ii) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing, (b) the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced, (c) the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced and (d) the new Debt shall not be senior in right of payment to the Debt that is being Refinanced; provided, however, that Permitted Refinancing Debt shall not include (a) Debt of a Subsidiary that Refinances Debt of the Corporation or (b) Debt of the Corporation or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

     "PERSON" means any individual, corporation, company (including any limited liability or joint-stock company), partnership, joint venture, association, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "PLACE OF PAYMENT" means the place or places where the principal of (and premium, if any, on) and interest on the 2009 Series Bonds are payable as specified as contemplated by Section 3.01 hereof and Section 4.04 of the Original Indenture.

     "PREDECESSOR 2009 SERIES BOND" of any particular 2009 Series Bond means every previous 2009 Series Bond evidencing all or a portion of the same debt as that evidenced by such particular 2009 Series Bond; and, for the purposes of this definition, any 2009 Series Bond authenticated and delivered in compliance with Section 3.03 of the Original Indenture in exchange for or in lieu of a mutilated, destroyed , lost or stolen 2009 Series Bond shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen 2009 Series Bond.

     "PREFERRED STOCK" means any Capital Stock of a Person, however designated, which entitles the Holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

     "PRINCIPAL" of any Debt (including the 2009 Series Bonds) means the principal amount of such Debt plus the premium, if any, on such Debt.

     "PROPERTY" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to the Indenture, the value of any Property shall be its Fair Market Value.

     "PUBLIC EQUITY OFFERING" means an underwritten public offering of common stock of the Corporation pursuant to an effective registration statement under the Securities Act.

     "RATING AGENCIES" mean Moody's and S&P.

     "RECEIVABLES PURCHASE AGREEMENT" means the Receivables Purchase Agreement dated as of May 18, 1994, as amended through the Issue Date, among NSFC, Morgan Guaranty Trust Company of New York (as successor to J.P. Morgan Delaware), as structuring and collateral agent and facility agent, and various financial institutions parties thereto as lenders and issuing banks.

     "REDEEMABLE DIVIDEND" means, for any dividend with respect to Redeemable Stock, the quotient of the dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Redeemable Stock.

     "REDEEMABLE STOCK" means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is or may become redeemable or repurchasable at the option of the holder thereof, in whole or in part, or (c) is convertible or exchangeable for Debt or Disqualified Stock.

     "REFINANCE" means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Debt, in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

     "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of March 8,1999, among the Corporation and the Holders of Initial 2009 Series Bonds.

     "REGISTRATION STATEMENT" shall mean any registration statement of the Corporation which covers any of the 2009 Series Bonds pursuant to the provisions of the Registration Rights Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments.

     "RESTRICTED PAYMENT" means (a) any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Corporation or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into the Corporation or any Restricted Subsidiary), except for any dividend or distribution which is made solely to the Corporation or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis) or any dividend or distribution payable solely in shares of Capital Stock (other than Redeemable Stock) of the Corporation; (b) any payment made by the Corporation or any Restricted Subsidiary to purchase, redeem, repurchase, acquire or retire for value any Capital Stock of the Corporation or any Restricted Subsidiary (other than (I) Capital Stock of a Wholly Owned Restricted Subsidiary or (II) from all holders of Capital Stock of a non-wholly owned Restricted Subsidiary on a pro rata basis); (c) any payment made by the Corporation or any Restricted Subsidiary to purchase, redeem, repurchase, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, any Subordinated Obligation (other than the purchase, repurchase, or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition); or (d) any Investment (other than any Permitted Investment) in any Person (including, without limitation, any Unrestricted Subsidiary).

     "RESTRICTED SUBSIDIARY" means (a) any Subsidiary of the Corporation in existence on or after the Issue Date unless such Subsidiary shall have been designated an Unrestricted Subsidiary as permitted or required pursuant to
Section 4.14 and (b) an Unrestricted Subsidiary which is redesignated as a Restricted Subsidiary as permitted pursuant to Section 4.14.

     "S&P" means Standard & Poor's Ratings Service or any successor to the rating agency business thereof.

     "SALE AND LEASEBACK TRANSACTION" means any arrangement relating to Property now owned or hereafter acquired whereby the Corporation or a Restricted Subsidiary transfers such Property to another Person and the Corporation or a Restricted Subsidiary leases it from such Person, other than any such arrangement with respect to Property acquired or placed into service by the Corporation or any Restricted Subsidiary after the Issue Date to the extent entered into within 365 days after the date of such acquisition or placement into service and not constituting a Capital Lease Obligation.

     "SEC" means the Securities and Exchange Commission or any successor thereto.

     "SECURED DEBT" means any Debt of the Corporation or any Restricted Subsidiary secured by a Lien.

     "SENIOR DEBT" of the Corporation means (a) all obligations consisting of the principal, and accrued and unpaid interest in respect of (i) Debt of the Corporation for borrowed money and (ii) Debt of the Corporation evidenced by notes, debentures, bonds or other similar instruments permitted under the Indenture for the payment of which the Corporation is responsible or liable; (b) all Capital Expenditure Debt of the Corporation; (c) all obligations of the Corporation (i) for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction or (ii) under Hedging Obligations; and (d) all obligations of other Persons of the type referred to in clauses (a) and (b) for the payment of which the Corporation is responsible or liable as Guarantor; provided, however, that Senior Debt of the Corporation shall not include (A) Debt of the Corporation that is by its terms subordinate in right of payment to the 2009 Series Bonds; (B) any Debt Incurred in violation of the provisions of the Indenture; (C) accounts payable or any other obligations of the Corporation to trade creditors created or assumed by the Corporation in the ordinary course of business in connection with the obtaining of materials or services (including Guarantees thereof or instruments evidencing such liabilities); (D) any liability for Federal, state, local or other taxes owed or owing by the Corporation; (E) any obligation of the Corporation to any Subsidiary; or (F) any obligations with respect to any Capital Stock.

     "SHELF REGISTRATION STATEMENT" shall mean a "shelf" registration statement of the Corporation pursuant to the provisions of the Registration Rights Agreement.

     "SIGNIFICANT SUBSIDIARY" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Corporation within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     "SPECIAL RECORD DATE" for the payment of any Defaulted Interest on the 2009 Series Bonds means a date fixed by the Trustee pursuant to Section 3.06.

     "STATED MATURITY" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

     "SUBORDINATED OBLIGATION" means any Debt of the Corporation (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the 2009 Series Bonds or the Guaranty pursuant to a written agreement to that effect.

     "SUBSIDIARY" means, in respect of any specified Person, any corporation, company, partnership, joint venture, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as amended and in effect on the date of this Indenture except as required by
Section 8.08 hereof; provided that in the event the Trust Indenture Act of 1939 is amended after such date, "TRUST INDENTURE ACT" means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.

     "2009 SERIES BONDS" has the meaning stated in the first recital of this Supplemental Indenture.

     "UNITED STATES" means the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

     "UNRESTRICTED SUBSIDIARY" means (a) any Subsidiary of the Corporation in existence on the Issue Date that is not a Restricted Subsidiary; (b) any

Subsidiary of an Unrestricted Subsidiary; and (c) any Subsidiary of the Corporation that is designated after the Issue Date as an Unrestricted Subsidiary as permitted pursuant to Section 4.14 and not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto.

     "U.S. GOVERNMENT OBLIGATIONS" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

     "VOTING STOCK" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

     "WHOLLY OWNED SUBSIDIARY" means, at any time, a corporation all the stock of which (except directors' qualifying shares, where necessary) is at such time owned, directly or indirectly, by the Corporation or by one or more Wholly Owned Subsidiaries.

     Section 1.02.  Other Definitions.

                      Term                                  Defined in Section
"Affiliate Transaction"...................................            4.12
"Bankruptcy Law"..........................................            6.01
"Bond Registrar"..........................................            3.05
"Change of Control Offer".................................         4.09(a)
"Change of Control Purchase Price"........................         4.09(a)
"Change of Control Payment Date"..........................         4.09(b)
"Custodian"...............................................            6.01
"Excess Proceeds".........................................         4.10(c)
"Offer Amount"............................................     4.10(d)(ii)
"Offer Period"............................................     4.10(d)(ii)
"Offshore Bond Exchange Date".............................            2.03
"Offshore Physical Bond"..................................            2.01
"Prepayment Offer"........................................         4.10(c)
"Prepayment Offer Notice"...............................        4.10(d)(1)
"Private Placement Legend"................................            2.03
"Purchase Date".........................................        4.10(d)(1)
"Tenth Supplemental Indenture Event of Default"...........            6.01
"Surviving Person"........................................         5.01(a)

     Unless otherwise defined herein, terms defined in Article One of the Original Indenture shall have the same meanings when used herein. All the terms and provisions of this Supplemental Indenture shall be and be deemed to be a part of the terms and provisions of the Indenture for any and all purposes.

     Section 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

     "Commission" means the SEC.

     "indenture securities" means the 2009 Series Bonds.

     "indenture security holder" means a Bondholder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Trustee.

     "obligor" on the indenture securities means the Corporation, and any other obligor on the indenture securities.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

     Section 1.0.  Rules of Construction. Unless the context otherwise requires:

     (1) a term has the meaning assigned to it;

     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (3) "or" is not exclusive;

     (4) "including" means including without limitation;

     (5) words in the singular include the plural and words in the plural include the singular;

          (6) unsecured Debt shall not be deemed to be subordinate or junior to secured Debt merely by virtue of its nature as unsecured Debt;

          (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

          (8) the principal amount of any Preferred Stock shall be the greater of (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock.

                                   ARTICLE 2

                               2009 Bonds Forms

     Section 2.01.  Forms Generally.

     The Initial 2009 Series Bonds shall be known and designated as the "FIRST MORTGAGE BONDS, 9 7\8% SERIES A DUE 2009" and the Exchange 2009 Series
Bonds shall be known and designated as the "FIRST MORTGAGE BONDS, 9 7\8%
SERIES B DUE 2009", in each case, of the Corporation. The 2009 Series Bonds and the Trustee's certificate of authentication shall be in substantially the forms set forth in the recitals to the supplement of this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such 2009 Series Bonds, as evidenced by their execution of the 2009 Series Bonds. Any portion of the text of any 2009 Series Bond may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the 2009 Series Bond. Each Bond shall be dated the date of its authentication.

     The definitive 2009 Series Bonds shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers of the Corporation executing such 2009 Series Bonds, as evidenced by their execution of such 2009 Series Bonds.

     Initial 2009 Series Bonds offered and sold in reliance on Rule 144A promulgated under the Securities Act of 1933, as amended ("RULE 144A"), may be issued in the form of one or more permanent global Notes substantially in the form set forth in the recitals to this Supplemental Indenture (the "U.S. GLOBAL BOND") deposited with The Chase Manhattan Bank, as custodian for the Depositary or its nominee, duly executed by the Corporation and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Bond may from time to time be increased or decreased by adjustments made on the records of The Chase Manhattan Bank, as custodian for the Depositary or its nominee, as hereinafter provided.

     Initial 2009 Series Bonds offered and sold in offshore transactions in reliance on Regulation S promulgated under the Securities Act of 1933, as amended ("REGULATION S"), shall be issued in the form of a single permanent global bond in substantially the form set forth in the recitals to this Supplemental Indenture (the "OFFSHORE GLOBAL BOND") deposited with The Chase Manhattan Bank, as custodian for the Depositary or its nominee, duly executed by the Corporation and authenticated by the Trustee as hereinafter provided. The aggregate principal amount at maturity of the Offshore Global Bond may from time to time be increased or decreased by adjustments made in the records of the The Chase Manhattan Bank, as custodian for the Depositary or its nominee, as herein provided.

     Bonds issued pursuant to Section 3.05 in exchange for or upon transfer of beneficial interests in the U.S. Global Bond ("U.S. PHYSICAL BONDS") or the Offshore Global Bond (the "OFFSHORE PHYSICAL BONDS") shall be in the form of permanent certificated Bonds substantially in the form set forth in the recitals to this Supplemental Indenture.

     The Offshore Physical Bonds and U.S. Physical Bonds are sometimes collectively herein referred to as the "PHYSICAL BONDS". The U.S. Global Bond and the Offshore Global Bond are sometimes collectively referred to as the "GLOBAL BONDS".

     Section 2.02.  Form of Trustee's Certificate of Authentication.

     The Trustee's certificate of authentication shall be in substantially the form set forth in the recitals to this Indenture.

     Section 2.03.  Restrictive Legends.

     Unless and until (i) an Initial 2009 Series Bond is sold pursuant to an effective Shelf Registration Statement or (ii) an Initial 2009 Series Bond is exchanged for an Exchange 2009 Series Bond in an Exchange Offer pursuant to an effective Exchange Offer Registration Statement, in each case pursuant to the Registration Rights Agreement, (A) each U.S. Global Bond and U.S. Physical

Bond shall bear the following legend set forth below (the "PRIVATE PLACEMENT LEGEND") on the face thereof and (B) the Offshore Physical Bonds and Offshore Global Bond shall bear the Private Placement Legend on the face thereof until at least 41 days after the date hereof (the "OFFSHORE BOND EXCHANGE DATE") and receipt by the Corporation and the Trustee of a certificate substantially in the form provided in Section 2.04:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR OF A PREDECESSOR SECURITY HERETO) OR
     (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THE SECURITY), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. AN INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS SECURITY AGREES IT WILL FURNISH TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES AN OTHER INFORMATION

     AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) A NON-UNITED STATES PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (o)(2) OR RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.

     Each Global Bond, whether or not an Initial 2009 Series Bond, shall also bear the following legend on the face thereof:

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY IN WHOLE, BUT NOT IN PART SHALL BE LIMITED TO TRANSFERS, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 3.11 AND 3.12 OF THE TENTH SUPPLEMENTAL INDENTURE.

     Section 2.04. Form of Certificate to Be Delivered upon Termination of Restricted Period.

                                                  [Date]

THE CHASE MANHATTAN BANK
450 West 33rd Street, 15th Floor
New York, New York 10001

Attention: Corporate Trust Administration

                    Re:  NATIONAL STEEL CORPORATION (the "Corporation")

                         First Mortgage Bonds, 9 7/8% Series A due 2009 of the
                         -----------------------------------------------------
                         Corporation (the "2009 Series Bonds")
                         ------------------------------------

Ladies and Gentlemen:

     This letter relates to $ _________ principal amount of 2009 Series Bonds represented by a offshore global bond certificate (the "Offshore Global Bond"). Pursuant to Section 2.04 of the Indenture dated as of March 8, 1999 relating to the 2009 Series Bonds (the "Indenture"), we hereby certify that (1) we are the beneficial owner of such principal amount of 2009 Series Bonds represented by the Offshore Global Bond and (2) we are a non-U.S. Person to whom the 2009 Series Bonds could be transferred in accordance with Rule 904 of Regulation S promulgated under the Securities Act of 1933, as amended ("Regulation S"). Accordingly, you are hereby requested to issue an Offshore Physical Bond representing the undersigned's interest in the principal amount of 2009 Series Bonds represented by the Offshore Global Bond, all in the manner provided by the Indenture.

     You and the Corporation are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                           Very truly yours,

                                           [Name of Holder]

                                           By:_______________________________
                                              Authorized Signature



                                   ARTICLE 3

                             The 2009 Series Bonds

     Section 3.01.  Maturity; Payment.

     The Stated Maturity of the 2009 Series Bonds shall be March 1, 2009, and they shall bear interest at the rate of 9 7\8% per annum from March 8, 1999, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable on September 1, 1999 and semi-annually thereafter on March 1 and September 1 in each year, until the principal thereof is paid in full and to the Person in whose name the 2009 Series Bond (or any predecessor 2009 Series Bond) is registered at the close of business on the February 15 or August 15 next preceding such Interest Payment Date (each a "REGULAR RECORD DATE").

     The principal of (and premium, if any) and interest on the 2009 Series Bonds shall be payable at the office or agency of the Corporation maintained for such purpose in The City of New York, or at such other office or agency of the Corporation as may be maintained for such purpose; provided, however, that, at the option of the Corporation, interest may be paid (a) by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Bond Register or (b) by wire transfer to an account maintained by the payee located in the United States provided that appropriate written wire instructions have been provided at least two Business Days prior to the relevant record date.

     Holders shall have the right to require the Corporation to purchase their 2009 Series Bonds, in whole or in part, in the event of a Change of Control pursuant to Section 4.09.

     The 2009 Series Bonds shall be redeemable as provided in Article 7 and in the 2009 Series Bonds.

     Section 3.02.  Denominations.

     The 2009 Series Bonds shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

     Section 3.03.  Execution. Authentication, Delivery and Dating.

     The 2009 Series Bonds shall be executed on behalf of the Corporation in accordance with Section 2.12 of the Original Indenture. Notwithstanding any provision of Section 2.12 of the Original Indenture to the contrary, the signature of any of these officers on the 2009 Series Bonds may be the manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the 2009 Series Bonds.

     2009 Series Bonds bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Corporation shall bind the Corporation, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such 2009 Series Bonds or did not hold such offices at the date of such 2009 Series Bonds.

     On Corporation Order, the Trustee shall, pursuant to Section 3.05 and
Section 3.09 of the Original Indenture, authenticate for original issue Initial 2009 Series Bonds in an aggregate principal amount not to exceed $225,000,000; provided, that the Trustee shall also authenticate, pursuant to Section 3.05 and
Section 3.09 of the Original Indenture, for original issue Exchange 2009 Series Bonds in an aggregate principal amount not to exceed $225,000,000; provided further that such Exchange 2009 Series Bonds shall be issuable only upon the valid surrender for cancellation of Initial 2009 Series Bonds of a like aggregate principal amount in accordance with an Exchange Offer pursuant to the Registration Rights Agreement. In each case, the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Corporation that it may reasonably request in connection with such authentication of Initial 2009 Series Bonds and Exchange 2009 Series Bonds in accordance with Section 3.05 and Section 3.09 of the Original Indenture. Such order shall specify the amount of Initial 2009 Series Bonds or Exchange 2009 Series Bonds to be authenticated and the date on which the original issue of Initial 2009 Series Bonds or Exchange 2009 Series Bonds is to be authenticated.

     Each 2009 Series Bond shall be dated the date of its authentication.

     No 2009 Series Bond shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such 2009 Series Bond a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any 2009 Series Bond shall be conclusive evidence, and the only evidence, that such 2009 Series Bond has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any 2009 Series Bond shall have been authenticated and delivered hereunder but never issued and sold by the Corporation, and the Corporation shall deliver such 2009 Series Bond to the Trustee for cancellation as provided in Section 3.08 together with a written statement by an Officer (which need not be accompanied by an Opinion of Counsel) stating that such 2009 Series Bond has never been issued and sold by the Corporation, for all purposes of this Indenture such 2009 Series Bond shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

     In case the Corporation, pursuant to Article 5, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Corporation shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article 5, any of the 2009 Series Bonds authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other 2009 Series Bonds executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the 2009 Series Bonds surrendered for such exchange and of like principal amount; and the Trustee, upon Corporation Request of the successor Person and an Officers' Certificate and an opinion of counsel as to such exchange conforming with this paragraph, shall authenticate and deliver 2009 Series Bonds as specified in such request for the purpose of such exchange. If 2009 Series Bonds shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 3.03 in exchange or substitution for or upon registration of transfer of any 2009 Series Bonds, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all 2009 Series Bonds at the time Outstanding for 2009 Series Bonds authenticated and delivered in such new name.

     Section 3.04.  Temporary 2009 Series Bonds.

     Pending the preparation of definitive 2009 Series Bonds, the Corporation may execute, and upon Corporation Order the Trustee shall authenticate in accordance with Section 3.05 and 3.09 of the Original Indenture and deliver, temporary 2009 Series Bonds which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive 2009 Series Bonds in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as conclusively the officers executing such 2009 Series Bonds may determine, as conclusively evidenced by their execution of such 2009 Series Bonds.

     If temporary 2009 Series Bonds are issued, the Corporation will cause definitive 2009 Series Bonds to be prepared without unreasonable delay. After the preparation of definitive 2009 Series Bonds, the temporary 2009 Series Bonds shall be exchangeable for definitive 2009 Series Bonds, upon surrender of the temporary 2009 Series Bonds at the office or agency of the Corporation in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary 2009 Series Bonds, the Corporation shall execute and, upon Corporation Order, the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged the temporary 2009 Series Bonds shall in all respects be entitled to the same benefits under this Indenture as definitive 2009 Series Bonds.

     Section 3.05.  Registration, Registration of Transfer and Exchange.

     The Corporation shall cause to be kept at the Corporate Trust Office of the Trustee a register for the 2009 Series Bonds (the register maintained in the Corporate Trust Office of the Trustee and in any other office or agency of the Corporation in a Place of Payment being herein sometimes collectively referred to as the "BOND REGISTER") in which, subject to such reasonable regulations as it may prescribe, the Corporation shall provide for the registration of 2009 Series Bonds and of transfers of 2009 Series Bonds. The Bond Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Bond Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as note registrar (the "BOND REGISTRAR") for the purpose of registering 2009 Series Bonds and transfers of 2009 Series Bonds as herein provided.

     Upon surrender for registration of transfer of any 2009 Series Bond at the office or agency in a Place of Payment, the Corporation shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee, one or more new 2009 Series Bonds, of any authorized denominations and of a like aggregate principal amount and tenor.

     At the option of the Holder, 2009 Series Bonds may be exchanged for other 2009 Series Bonds, of any authorized denomination and of a like aggregate principal amount, upon surrender of the 2009 Series Bonds to be exchanged at such office or agency. Whenever any 2009 Series Bonds are so surrendered for exchange, the Corporation shall execute, and the Trustee shall authenticate and deliver, the 2009 Series Bonds which the Holder making the exchange is entitled to receive; provided that no exchange of Initial 2009 Series Bonds for Exchange 2009 Series Bonds shall occur until an Exchange Offer Registration Statement shall have been declared effective by the SEC, the Trustee shall have received an Officers' Certificate confirming that the Exchange Offer Registration Statement has been declared effective by the SEC and the Initial 2009 Series Bonds to be exchanged for the Exchange 2009 Series Bonds shall be canceled by the Trustee.

     All 2009 Series Bonds issued upon any registration of transfer or exchange of 2009 Series Bonds shall be the valid obligations of the Corporation, evidencing the same debt, and entitled to the same benefits under this Indenture, as the 2009 Series Bonds surrendered upon such registration of transfer or exchange.

     Every 2009 Series Bond presented or surrendered for registration of transfer or for exchange shall (if so required by the Corporation or the Bond Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Corporation or the Bond Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any registration of transfer or exchange of 2009 Series Bonds, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of 2009 Series Bonds, other than exchanges pursuant to (i) the Exchange Offer or (ii) exchanges pursuant to this Section 3.05 not involving any transfer.

     The Corporation shall not be required (i) to issue, register the transfer of or exchange 2009 Series Bonds during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of 2009 Series Bonds and ending at the close of business on the day of the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any 2009 Series Bond so selected for redemption in whole or in part, except the unredeemed portion of any 2009 Series Bond being redeemed in part, or
(iii) to issue, register the transfer of or exchange any 2009 Series Bond which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such 2009 Series Bond not to be so repaid.

     Section 3.06. Payment of Interest, Interest Rights Preserved. Interest on any 2009 Series Bond which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such

2009 Series Bond (or one or more Predecessor 2009 Series Bonds) is registered at the close of business on the Regular Record Date for such interest at the Place of Payment provided, however, that each installment of interest on any 2009 Series Bond may at the Corporation's option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 3.07, to the address of such Person as it appears on the Bond Register or (ii) wire transfer to an account maintained by the payee located in the United States.

     Any interest on any 2009 Series Bond which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such defaulted interest and, if applicable, interest on such defaulted interest (to the extent lawful) at the rate specified in the 2009 Series Bonds (such defaulted interest and, if applicable, interest thereon herein collectively called "DEFAULTED INTEREST") may be paid by the Corporation, at its election in each case, as provided in clause (1) or (2) below:

          (1) The Corporation may elect to make payment of any Defaulted Interest to the Persons in whose names the 2009 Series Bonds (or their respective Predecessor 2009 Series Bonds) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Corporation shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each 2009 Series Bond and the date of the proposed payment, and at the same time the Corporation shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Corporation of such Special Record Date and, in the name and at the expense of the Corporation, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided in
     Section 3.15, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose name the 2009 Series Bonds

     (or their respective Predecessor 2009 Series Bonds) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

          (2) The Corporation may make payment of any Defaulted Interest on the 2009 Series Bonds in any other lawful manner not inconsistent with the requirements of any securities exchange on which such 2009 Series Bonds may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Corporation to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section and Section 3.05, each 2009 Series Bond delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other 2009 Series Bond shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other 2009 Series Bond.

     Section 3.07.  Persons Deemed Owners.

     Prior to due presentment of a 2009 Series Bond for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name such 2009 Series Bond is registered as the owner of such 2009 Series Bond for the purpose of receiving payment of principal of (and premium, if any, on) and (subject to Sections 3.05 and 3.06) interest on such 2009 Series Bond and for all other purposes whatsoever, whether or not such 2009 Series Bond be overdue, and none of the Corporation, the Trustee or any agent of the Corporation or the Trustee shall be affected by notice to the contrary.

     Section 3.08.  Cancellation.

     All 2009 Series Bonds surrendered for payment, redemption, repayment at the option of the Holder, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All 2009 Series Bonds so delivered to the Trustee shall be promptly canceled by it. The Corporation may at any time deliver to the Trustee for cancellation any 2009 Series Bonds previously authenticated and delivered hereunder which the Corporation may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any 2009 Series Bonds previously authenticated hereunder which the Corporation has not issued and sold, and all 2009 Series Bonds so delivered shall be promptly canceled by the Trustee. If the Corporation shall so acquire any of the 2009 Series Bonds, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such 2009 Series Bonds unless and until the same are surrendered to the Trustee for cancellation. No 2009 Series Bonds shall be authenticated in lieu of or in exchange for any 2009 Series Bonds canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled 2009 Series Bonds held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures unless by Corporation Order the Corporation shall direct that canceled 2009 Series Bonds be returned to it.

     Section 3.09.  Computation of Interest.

     Interest on the 2009 Series Bonds shall be computed on the basis of a 360-day year of twelve 30-day months.

     Section 3.1.  Book Entry Provisions for Global Bonds.

     (a) Each Global Bond initially shall (i) be registered in the name of the Depositary for such Global Bonds or the nominee of such Depositary, (ii) be delivered to The Chase Manhattan Bank as custodian for such Depositary and (iii) bear legends as set forth in Section 2.03.

     Members of, or participants in, the Depositary ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Bond, and the Depositary may be treated by the Corporation, the Trustee and any agent of the Corporation or the Trustee as the absolute owner of such Global Bond for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Trustee or any agent of the Corporation or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any 2009 Series Bond. The registered holder of a Global Bond may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the 2009 Series Bonds.

     (b) Interests of beneficial owners in a Global Bond may be transferred in accordance with the applicable rules and procedures of the Depositary and the provisions of Section 3.11. Transfers of a Global Bond shall be limited to transfers of such Global Bond in whole, but not in part, to the Depositary, its successors or their respective nominees, except (i) as otherwise set forth in
Section 3.11 and (ii) U.S. Physical Bonds or Offshore Physical Bonds shall be transferred to all beneficial owners in exchange for their beneficial interests in the U.S. Global Bond or the Offshore Global Bond, respectively, in the following circumstances: (x) the Depositary notifies the Corporation that it is unwilling or unable to continue as Depositary for the applicable Global Bond or the Depositary ceases to be a "CLEARING AGENCY" registered under the Exchange Act and a successor depositary is not appointed by the Corporation within 90 days or
(y) an Event of Default has occurred and is continuing and Holders of more than 25 % in aggregate principal amount of the Bonds at the time Outstanding represented by the Global Bonds advise the Trustee through the Depositary in writing that the continuation of a book-entry system through the Depositary with respect to the Global Bonds is no longer required. In connection with a transfer of an entire Global Bond to beneficial owners pursuant to clause (ii) of this paragraph (b), the applicable Global Bond shall be deemed to be surrendered to the Trustee for cancellation, and the Corporation shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the applicable Global Bond, an equal aggregate principal amount at maturity of U.S. Physical Bonds (in the case of the U.S. Global Bond) or Offshore Physical Bonds (in the case of the Offshore Global Bond), as the case may be, of authorized denominations.

     (c) Any beneficial interest in one of the Global Bonds that is transferred to a person who takes delivery in the form of an interest in the other Global Bond will, upon transfer, cease to be an interest in such Global Bond and become an interest in the other Global Bond and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Bond for as long as it remains such an interest.

     (d) Any U.S. Physical Bond delivered in exchange for an interest in the U.S. Global Bond pursuant to paragraph (b) of this Section shall, except as otherwise provided in Section 3.11, bear the Private Placement Legend.

     Section 3.11.  Transfer Provisions.

     Unless and until (i) an Initial 2009 Series Bond is sold pursuant to an effective Registration Statement, or (ii) an Initial 2009 Series Bond is exchanged for an Exchange 2009 Series Bond in the Exchange Offer pursuant to an effective Registration Statement, in each case, pursuant to the Registration Rights Agreement, the following provisions shall apply:

     (a) General. The provisions of this Section 3.11 shall apply to all transfers involving any Physical Bond and any beneficial interest in any Global Bond.

     (b) Certain Definitions. As used in this Section 3.11 only, "DELIVERY" of a certificate by a transferee or transferor means the delivery to the Bond Registrar by such transferee or transferor of the applicable certificate duly completed;

"HOLDING" includes both possession of a Physical Bond and ownership of a beneficial interest in a Global Bond, as the context requires; "TRANSFERRING" a Global Bond means transferring that portion of the principal amount of the transferor's beneficial interest therein that the transferor has notified the Bond Registrar that it has agreed to transfer; and "TRANSFERRING" a Physical Bond means transferring that portion of the principal amount thereof that the transferor has notified the Bond Registrar that it has agreed to transfer.

     As used in this Indenture, "REGULATION S CERTIFICATE" means a certificate substantially in the form set forth in Section 3.12; "RULE 144A CERTIFICATE" means a certificate substantially in the form set forth in Section 3.13; and "NON-REGISTRATION OPINION AND SUPPORTING EVIDENCE" means a written opinion of counsel reasonably acceptable to the Corporation and to the Trustee to the effect that, and such other certification or information as the Corporation may reasonably require to confirm that, the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

     (c) Deemed Delivery of a Rule 144A Certificate in Certain Circumstances. A Rule 144A Certificate, if not actually delivered, will be deemed delivered if
(A) (i) the transferor advises the Corporation and the Trustee in writing that the relevant offer and sale were made in accordance with the provisions of Rule 144A (or, in the case of a transfer of a Physical Bond, the transferor checks the box provided on the Physical Bond to that effect) and (ii) the transferee advises the Corporation and the Trustee in writing that (x) it and, if applicable, each account for which it is acting in connection with the relevant transfer, is a qualified institutional buyer within the meaning of Rule 144A,
(y) it is aware that the transfer of 2009 Series Bonds to it is being made in reliance on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) prior to the proposed date of transfer it has been given the opportunity to obtain from the Corporation the information referred to in Rule 144A(d)(4), and has either declined such opportunity or has received such information (or, in the case of a transfer of a Physical Bond, the transferee signs the certification provided on the Physical Bond to that effect); or (B) the transferor holds the U.S. Global Bond and is transferring to a transferee that will take delivery in the form of the U.S. Global Bond.

     (d)  Procedures and Requirements.

          (i) If the proposed transfer occurs prior to the Offshore Bond Exchange Date, and the proposed transferor holds:

     (A) a U.S. Physical Bond which is surrendered to the Bond Registrar, and the proposed transferee or transferor, as applicable:

          (1) delivers (or is deemed to have delivered) a Rule 144A Certificate and the proposed transferee requests delivery in the form of Physical Bonds, then the Bond Registrar shall (x) register such transfer in the name of such transferee and record the date thereof in its books and records,
     (y) cancel such surrendered U.S. Physical Bond and (z) deliver a new U.S. Physical Bond to such transferee duly registered in the name of such transferee in principal amount equal to the principal amount being transferred of such surrendered U.S. Physical Bond.

          (2) delivers (or is deemed to have delivered) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Bond, then the Bond Registrar shall (x) cancel such surrendered U.S. Physical Bond, (y) record an increase in the principal amount of the U.S. Global Bond equal to the principal amount being transferred of such surrendered U.S. Physical Bond and (z) notify the Depositary in accordance with the procedures of the Depositary of such transfer.

          (3) delivers a Regulation S Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the Offshore Global Bond, then the Bond Registrar shall (x) cancel such surrendered U.S. Physical Bond,
     (y) record an increase in the principal amount of the Offshore Global Bond equal to the principal amount being transferred of such surrendered U.S. Physical Bond and (z) notify the Depositary in accordance with the procedures of the Depositary of such transfer.

In the case described in Section 3.11(e)(i)(A)(1), the Bond Registrar shall deliver to the transferor a new U.S. Physical Bond in principal amount equal to the principal amount not being transferred of such surrendered U.S. Physical Bond.

     (B) a beneficial interest in the U.S. Global Bond, and the proposed transferee or transferor, as applicable:

          (1) delivers (or is deemed to have delivered) a Rule 144A Certificate and the proposed transferee requests delivery in the form of Physical Bonds, then the Bond Registrar shall (w) register such transfer in the name of such transferee and record the date thereof in its books and records,
     (x) record a decrease in the principal amount of the U.S. Global Bond in an amount equal to the beneficial interest therein being transferred, (y) deliver a new U.S. Physical Bond to such transferee duly registered in the name of such transferee in principal amount equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary of such transfer.

          (2) delivers (or is deemed to have delivered) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Bond, then the transfer shall be effected in accordance with the procedures of the Depositary therefor.

          (3) delivers a Regulation S Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the Offshore Global Bond, then the Bond Registrar shall (w) register such transfer in the name of such transferee and record the date thereof in its books and records, (x) record a decrease in the principal amount of the U.S. Global Bond in an amount equal to the beneficial interest therein being transferred, (y) record an increase in the principal amount of the Offshore Global Bond equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary of such transfer.

     (C) a beneficial interest in the Offshore Global Bond, and the proposed transferee or transferor, as applicable:

          (1) delivers (or is deemed to have delivered) a Rule 144A Certificate and the proposed transferee requests delivery in the form of Physical Bonds, then the Bond Registrar shall
          (w) register such transfer in the name of such transferee and record the date thereof in its books and records, (x) record a decrease in the principal amount of the Offshore Global Bond in an amount equal to the beneficial interest therein being transferred, (y) deliver a new U.S. Physical Bond to such transferee duly registered in the name of such transferee in principal amount equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary of such transfer.

               (2) delivers (or is deemed to have delivered) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Bond, then the Bond Registrar shall (x) record a decrease in the principal amount of the Offshore Global Bond in an amount equal to the beneficial interest therein being transferred, (y) record an increase in the principal amount of the U.S. Global Bond equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary of such transfer.

               (3) delivers a Regulation S Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the Offshore Global Bond, then the transfer shall be effected in accordance with the procedures of the Depositary therefor; provided, however, that until the Offshore Bond Exchange Date occurs, beneficial interests in the Offshore Global Bond may be held only in or through accounts maintained at the Depositary by Euroclear Clearance System ("EUROCLEAR") or Cedel Bank S.A. ("CEDEL") (or by Agent Members acting for the account thereof), and no person shall be entitled to effect any transfer or exchange that would result in any such interest being held otherwise than in or through such an account.

     (ii) If the proposed transfer occurs on or after the Offshore Bond Exchange Date and the proposed transferor holds:

     (A) a U.S. Physical Bond which is surrendered to the Bond Registrar, and the proposed transferee or transferor, as applicable:

          (1) delivers (or is deemed to have delivered) a Rule 144A Certificate and the proposed transferee requests delivery in the form of Physical Bonds, then the procedures set forth in Section 3.11(e)(i)(A)(1) shall apply.

          (2) delivers (or is deemed to have delivered) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the Offshore Global Bond, then the procedures set forth in Section 3.11(e)(i)(A)(2) shall apply.

          (3) delivers a Regulation S Certificate, then the Bond Registrar shall cancel such surrendered U.S. Physical Bond and at the direction of the transferee, either:

               (x) register such transfer in the name of such transferee, record the date thereof in its books and records and deliver a new Offshore Physical Bond to such transferee in principal amount equal to the principal amount being transferred of such surrendered U.S. Physical Bond, or

               (y) if the proposed transferee is or is acting through an Agent Member, record an increase in the principal amount of the Offshore Global Bond equal to the principal amount being transferred of such surrendered U.S. Physical Bond and notify the Depositary in accordance with the procedures of the Depositary of such transfer.

In any of the cases described in this Section 3.11(e)(ii)(A)(1) or (3)(x), the Bond Registrar shall deliver to the transferor a new U.S. Physical Bond in principal amount equal to the principal amount not being transferred of such surrendered U.S. Physical Bond.

          (B) a beneficial interest in the U.S. Global Bond, and the proposed transferee or transferor, as applicable:

                    (1) delivers (or is deemed to have delivered) a Rule 144A Certificate and the proposed transferee requests delivery in the form of Physical Bonds, then the procedures set forth in Section 3.11(e)(i)(B)(1) shall apply.

                    (2) delivers (or is deemed to have delivered) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Bond, then the procedures set forth in Section 3.11(e)(i)(B)(2) shall apply.

                    (3) delivers a Regulation S Certificate, then the Bond Registrar shall (x) record a decrease in the principal amount of the U.S. Global Bond in an amount equal to the beneficial interest therein being transferred, (y) notify the Depositary in accordance with the procedures of the Depositary of such transfer and (z) at the direction of the transferee, either:

                         (x) register such transfer in the name of such transferee, record the date thereof in its books and records and deliver a new Offshore Physical Bond to such transferee in principal amount equal to the amount of such decrease, or

                         (y) if the proposed transferee is or is acting through an Agent Member, record an increase in the principal amount of the Offshore Global Bond equal to the amount of such decrease.

               (C) an Offshore Physical Bond which is surrendered to the Bond Registrar, and the proposed transferee or transferor, as applicable:

                    (1) delivers (or is deemed to have delivered) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests delivery in the form of the U.S. Global Bond, then the Bond Registrar shall (x) cancel such surrendered Offshore Physical Bond, (y) record an increase in the principal amount of the U.S. Global Bond equal to the principal amount being transferred of such surrendered Offshore Physical Bond and

               (z) notify the Depositary in accordance with the procedures of the Depositary of such transfer.

                    (2) where the proposed transferee is or is acting through an Agent Member, requests that the proposed transferee receive a beneficial interest in the Offshore Global Bond, then the Bond Registrar shall (x) cancel such surrendered Offshore Physical Bond, (y) record an increase in the principal amount of the Offshore Global Bond equal to the principal amount being transferred of such surrendered Offshore Physical Bond and (z) notify the Depositary in accordance with the procedures of the Depositary of such transfer.

                    (3) does not make a request covered by Section 3.11(e)(ii)(C)(1) or Section 3.11(e)(ii)(C)(2), then the Bond Registrar shall (x) register such transfer in the name of such transferee and record the date thereof in its books and records,
               (y) cancel such surrendered Offshore Physical Bond and (z) deliver a new Offshore Physical Bond to such transferee duly registered in the name of such transferee in principal amount equal to the principal amount being transferred of such surrendered Offshore Physical Bond.

     In any of the cases described in this Section 3.11(e)(ii)(C), the Bond Registrar shall deliver to the transferor a new U.S. Physical Bond in principal amount equal to the principal amount not being transferred of such surrendered U.S. Physical Bond.

          (D) a beneficial interest in the Offshore Global Bond, and the proposed transferee or transferor, as applicable:

               (1) delivers (or is deemed to have delivered) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests delivery in the form of the U.S. Global Bond, then the Bond Registrar shall (x) record a decrease in the principal amount of the Offshore Global Bond in an amount equal to the beneficial interest therein being transferred, (y) record an increase in the principal amount of the U.S. Global Bond equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary of such transfer.

                    (2) where the proposed transferee is or is acting through an Agent Member, requests that the proposed transferee receive a beneficial interest in the Offshore Global Bond, then the transfer shall be effected in accordance with the procedures of the Depositary therefor.

                    (3) does not make a request covered by Section 3.11(e)(ii)(D)(1) or Section 3.11(e)(ii)(D)(2), then the Bond Registrar shall (w) register such transfer in the name of such transferee and record the date thereof in its books and records,
               (x) record a decrease in the principal amount of the Offshore Global Bond in an amount equal to the beneficial interest therein being transferred, (y) deliver a new Offshore Physical Bond to such transferee duly registered in the name of such transferee in principal amount equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary of such transfer.

     (e) Execution, Authentication and Delivery of Physical Bonds. In any case in which the Bond Registrar is required to deliver a Physical Bond to a transferee, the Corporation shall execute, and the Trustee shall authenticate, in accordance with Section 3.05 and Section 3.09 of the Original Indenture, and deliver, such Physical Bond.

     (f) Certain Additional Terms Applicable to Physical Bonds. (i) Any transferee entitled to receive a Physical Bond may request that the principal amount thereof be evidenced by one or more Physical Bonds in any authorized denomination or denominations and the Bond Registrar shall comply with such request if all other transfer restrictions are satisfied.

          (ii) In the event that a transferor transfers less than the entire principal amount of a Physical Bond surrendered for transfer, following the transfer the Bond Registrar shall deliver to the transferor a new Physical Bond of the same type in principal amount equal to the untransferred portion of the surrendered Physical Bond.

     (g) Transfers Not Covered by Section 3.11(e). The Bond Registrar shall effect and record, upon receipt of a written request from the Corporation so to do, a transfer not otherwise permitted by Section 3.11(e), such recording to be done in accordance with the otherwise applicable provisions of Section 3.11(e), upon the furnishing by the proposed transferor or transferee of a Non-Registration Opinion and Supporting Evidence.

     (h) General. By its acceptance of any 2009 Series Bond bearing the Private Placement Legend, each Holder of such 2009 Series Bond acknowledges the restrictions on transfer of such 2009 Series Bond set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such 2009 Series Bond only as provided in the Indenture. The Bond Registrar shall not register a transfer of any 2009 Series Bond unless such transfer complies with the restrictions with respect thereto set forth in this Indenture. The Bond Registrar shall not be required to determine (but may rely upon a determination made by the Corporation) the sufficiency of any such certifications, legal opinions or other information.

     Section 3.12.  Form of Regulation S Certificate.

                           REGULATION S CERTIFICATE

To:  The Chase Manhattan Bank,
          as Trustee (the "Trustee")
     450 West 33rd Street
     New York, NY 10001

Attention:  Corporate Trust Trustee Administration

Re: Tenth Supplemental Indenture (the "Indenture") dated as of March 8, 1999 between National Steel Corporation (the "Corporation") and the
                  ------------------------------------------------------
     Trustee
     -------

Ladies and Gentlemen:

     This Certificate relates to our proposed transfer of $_____ principal amount of bonds issued under the Indenture and to be designated the "First Mortgage Bonds, 9 7/8% Series A due 2009" (hereinafter called the "2009 Series Bonds"). Terms are used in this Certificate as defined in Regulation S under the Securities Act of 1933, as amended (the "Securities Act"). We hereby certify as follows:

          1. The offer of the 2009 Series Bonds was not made to a person in the United States (unless such person or the account held by it for which it is acting is excluded from the definition of "U.S. person" pursuant to Rule 902(k) of Regulation S under the circumstances described in Rule

     902(k)(2) of Regulation S) or specifically targeted at an identifiable group of U.S. citizens abroad.

          2. Either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

          3. Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States.

          4. The proposed transfer of 2009 Series Bonds is not part of a plan or scheme to evade the registration requirements of the Securities Act.

          5. If we are a dealer or a person receiving a selling concession or other fee or remuneration in respect of the 2009 Series Bonds, and the proposed transfer takes place before the Offshore 2009 Series Bond Exchange Date referred to in the Indenture, or we are an officer or director of the Corporation or a distributor, we certify that the proposed transfer is being made in accordance with the provisions of Rule 904 of Regulation S.

     You and the Corporation are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                            Very truly yours,

                                            [Name of Seller]


                                            By:___________________________
                                               Name:
                                               Title:
                                               Address:

Date of this Certificate: _________, 199__

Signature Guarantee: _______________________________


     Signatures must be guaranteed by an "ELIGIBLE GUARANTOR INSTITUTION" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "SIGNATURE GUARANTEE PROGRAM" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

     Section 3.13  Form of Rule 144A Certificate.

                         RULE 144A CERTIFICATE

To:  The Chase Manhattan Bank, as Trustee (the "Trustee")
     450 West 33rd Street
     New York, NY 10001

Attention:  Corporate Trust Trustee Administration

Re:  Tenth Supplemental Indenture (the "Indenture") dated as of March 8,   1999
     between National Steel Corporation (the "Corporation") and the Trustee
             --------------------------------------------------------------

Ladies and Gentlemen:

     This Certificate relates to our proposed purchase of $_____ principal amount of bonds issued under the Indenture and to be designated the "First Mortgage Bonds, 9 7/8% Series A due 2009" (hereinafter called the "2009 Series Bonds"). We and, if applicable, each account for which we are acting, are "qualified institutional buyers" within the meaning of Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"). We are aware that the transfer of 2009 Series Bonds to us is being made in reliance on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have been given the opportunity to obtain from the Corporation the information referred to in Rule 144A(d)(4), and have either declined such opportunity or have received such information.

     You and the Corporation are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                            Very truly yours,

                                            [NAME OF PURCHASER]

                                            By:__________________________
                                               Name:
                                               Title:
                                               Address:

Date of this Certificate: _____________ __, 199__

Signature Guarantee: _______________________________


     Signatures must be guaranteed by an "ELIGIBLE GUARANTOR INSTITUTION" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "SIGNATURE GUARANTEE PROGRAM" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

     Section 3.14. CUSIP Numbers. The Corporation in issuing the 2009 Series Bonds may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the 2009 Series Bonds or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the 2009 Series Bonds, and any such redemption shall not be affected by any defect in or omission of such numbers. The Corporation will promptly notify the Trustee of any change in the CUSIP numbers.

     Section 3.15. Notice to Holders; Waiver. Where this Supplemental Indenture provides for notice of any event to Holders of 2009 Series Bonds by the Corporation or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each such Holder affected by such event, at his address as it appears in the Bond Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

     In case, by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impractical to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be sufficient giving of such notice for every purpose hereunder.

     Where this Supplemental Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                                   ARTICLE 4

                    Particular Covenants of the Corporation

     Each of the following covenants contained in this Article 4 shall remain in effect, subject to Section 4.04, for so long as any of the 2009 Series Bonds are outstanding:

     Section 4.01. Payment of Securities. The Corporation shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the 2009 Series Bonds and in this Supplemental Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee holds in accordance with this Supplemental Indenture money sufficient to pay all principal and interest then due and the Trustee is not prohibited from paying such money to the holders of the 2009 Series Bonds on that date pursuant to the terms of this Supplemental Indenture.

     The Corporation shall pay interest on overdue principal at the rate specified therefor in the 2009 Series Bonds, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

     Section 4.02. SEC Reports. Notwithstanding that the Corporation may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Corporation shall file with, or furnish to, the SEC such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and reports to be so filed at the times specified for the filing of such information, documents and reports under such Sections (the "REQUIRED FILING TIMES"); provided, however, that the Corporation shall not be so obligated to file such information, documents and reports with the SEC if the SEC does not permit such filings. The Corporation shall also in any event (a) within 15 days of each Required Filing Time, provide the Trustee and the Holders of 2009 Series Bonds with copies of such information, documents and reports and (b) if the SEC does not permit the filing of such information, documents and reports, promptly upon written request by a prospective Holder of 2009 Series Bonds supply copies of such information, documents and reports to such prospective Holder of 2009 Series Bonds.

     Section 4.03. Limitation on Lines of Business. Neither the Corporation nor any of its Restricted Subsidiaries shall directly or indirectly engage to any substantial extent in any line or lines of business activity other than the business of the Corporation and its Restricted Subsidiaries on the Issue Date (and any business reasonably related thereto).

     Section 4.04. Covenant Suspension. If and for so long as the Corporation reaches and maintains Investment Grade Status, the Corporation and the Restricted Subsidiaries shall be released from their obligations to comply with Sections 4.03, 4.05, 4.06, 4.10, 4.11, 4.12, 5.01(a)(v) and (vi), and clause (x)
of the second paragraph (and such clause (x) as referred to in the first paragraph) of Section 4.14. The Corporation shall notify the Trustee in writing when it reaches Investment Grade Status and when it ceases to have Investment Grade Status.

     Section 4.05. Limitation on Debt and Restricted Subsidiary Preferred Stock. The Corporation shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur any Debt (which includes, in the case of Restricted Subsidiaries, Preferred Stock); provided however that (a) the Corporation and Restricted Subsidiaries may Incur Debt if (i) after giving pro forma effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and (ii) after giving effect to the Incurrence of such Debt and the application of the proceeds thereof, the Consolidated Interest Coverage Ratio would be greater than 2.50 to 1.00 and, (b) the Corporation and its Restricted Subsidiaries may incur debt if such Debt is Permitted Debt.

     Section 4.06. Limitation on Restricted Payments.

     (a) The Corporation shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving pro forma effect to, such proposed Restricted Payment:

          (i) a Default or Event of Default shall have occurred and be continuing;

          (ii) the Corporation could not Incur at least $1.00 of additional Debt pursuant to Section 4.05 (a); or

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

          (iii) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal to the sum of:

                (A) 50% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from and after the first day of the fiscal quarter following the end of the most recent fiscal quarter ended immediately prior to the Issue Date to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit);

                (B) Capital Stock Sale Proceeds;

                (C) the amount by which Debt (other than Subordinated Obligations issued or sold prior to the Issue Date) of the Corporation is reduced on the Corporation's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Corporation) subsequent to the Issue Date of any Debt of the Corporation convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Corporation (less the amount of any cash or other Property distributed by the Corporation or any Restricted Subsidiary upon such conversion or exchange); and

                (D) to the extent not otherwise included in the Consolidated Net Income of the Corporation, an amount equal to the sum of (x) the net reduction in Investments in any Person (other than reductions in Permitted Investments) resulting from the payment in cash of interest on Debt, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Corporation or any Restricted Subsidiary after the Issue Date from such Person and (y) the portion (proportionate to the Corporation's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that in the case of (x) or (y) above the foregoing sum shall not exceed the amount of Investments previously made (and treated as a Restricted Payment) by the Corporation or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

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

     (b)  Notwithstanding the foregoing limitation, the Corporation may:

          (i) pay dividends on its Capital Stock within 60 days of the declaration thereof if, on said declaration date, such dividends could have been paid in compliance with this Indenture; provided, however, that at the time of such payment of such dividend, no other Default or Event of Default shall have occurred and be continuing (or would result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

          (ii) purchase, repurchase, redeem, legally defease, acquire or retire for value Capital Stock of the Corporation or Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Corporation (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Corporation or an employee stock ownership plan or trust established by the Corporation or any of its Subsidiaries for the benefit of their employees); provided, however, that (A) such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such exchange or sale shall be excluded from the calculation of the amount of Capital Stock Sale Proceeds;

          (iii) purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt; provided, however, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments;

          (iv) expend up to $5,000,000 in any fiscal year of the Corporation to repurchase common stock of the Corporation (i) to distribute to current or former employees, officers and directors of the Corporation and its Subsidiaries, including upon the exercise of stock options granted to such employees, officers and directors, (ii) from such current or former employees, officers or directors or (iii) otherwise in order to distribute as employee compensation; provided, however, that at the time of, and after giving pro forma effect to, any such expenditure, no other Default or Event of Default shall have occurred and be continuing; provided further, however, that such repurchase shall be excluded in the calculation of the amount of Restricted Payments;

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

          (v) to repurchase up to 700,000 shares of common stock of the Corporation pursuant to the stock repurchase approved by the Board of Directors of the Corporation on August 26, 1998; provided, however, that at the time of, and after giving pro forma effect to, any such expenditure, no other Default or Event of Default shall have occurred and be continuing; provided further, however, that such repurchase shall be included in the calculation of the amount of Restricted Payments; and

          (vi) expend up to $50 million for Restricted Payments in addition to amounts permitted pursuant to clauses (i) through (v) above; provided, however, that at the time of, and after giving pro forma effect to, any such expenditure, no other Default or Event of Default shall have occurred and be continuing; provided further, however, that such expenditures shall be included in the calculation of the amount of Restricted Payments.

     Section 4.07. Limitation on Pledged Subsidiaries to Incur Indebtedness or Issue Capital Stock. The Corporation will not:

     (a) permit any Wholly-Owned Subsidiary the stock of which is at the time pledged under the Indenture to incur any indebtedness, direct or contingent, except:

          (i) current liabilities (other than for money borrowed) incurred in the ordinary and regular conduct of business and payable within one year after the date of the incurring thereof; and

          (ii) indebtedness to the Corporation, and the extension, renewal or refunding thereof from time to time; or

     (b) permit any Wholly-Owned Subsidiary the stock of which is at the time pledged under the Indenture to issue any capital stock (other than directors' qualifying shares, where necessary) except to the Corporation.

     Nothing contained in this Supplemental Indenture shall prevent any such Wholly-Owned Subsidiary from acquiring property subject to any mortgage or other lien to which the property is subject at the time of the acquisition, or from creating any mortgage upon, or pledge of, any property hereafter acquired, at the time of acquisition thereof, in order to secure payment of the purchase price thereof or in order to secure any loan incurred for the purpose of financing such acquisition, provided that the Corporation shall deposit with the Trustee to be held as part of the trust estate cash equal to:

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

          (i) the aggregate principal amount of additional Bonds, if any, issued upon the basis of the stock of such subsidiary, and

          (ii) the amount of cash, if any, withdrawn upon the basis of the stock of such Wholly-Owned Subsidiary pursuant to Sections 9.01 and 9.03 of the Original Indenture;

     and provided, further, that the principal amount of the indebtedness secured by any such mortgage, lien or pledge shall not exceed 66 2/3% of the cost to such Wholly-Owned Subsidiary of the property subject to such mortgage, lien or pledge; or prevent the renewal or extension of any indebtedness secured by any lien permitted by this paragraph; or prevent the refunding of any such indebtedness by a new loan not exceeding the amount of the indebtedness refunded and secured by the property which secured such refunded indebtedness. If such property shall thereafter be subjected to the lien of the Indenture pursuant to any provision thereof, the existence of such mortgage, lien or pledge shall not constitute a breach of any covenant hereunder.

     The Corporation will not assign any indebtedness of a Wholly-Owned Subsidiary the stock of which is pledged under the Indenture, except to the Trustees or, after such assignment to the Trustees, except as provided in the following sentence. The Corporation will not sell or otherwise dispose of any indebtedness or capital stock of any such Wholly-Owned Subsidiary pledged under the Indenture unless prior to such sale or other disposition, or at the same time, all other indebtedness and capital stock of such Wholly-Owned Subsidiary owned directly or indirectly by the Corporation and its other subsidiaries is sold or otherwise disposed of.

     Section 4.08. Limitation on Sale of Mortgaged Property. The Corporation will not sell or otherwise dispose of a part (less than substantially all) of the Mortgaged Property except as provided in Section 7.04, 8.01 or 8.02 of the Original Indenture or upon the release thereof as provided in Section 8.03 or
8.04 of the Indenture, or consolidate or merge with or into, or transfer or convey all or substantially all the Mortgaged Property, as an entirety to, any other Person, or permit any other Person to merge into it, except as provided in
Article 13 of the Original Indenture.

     Notwithstanding the provisions of Section 8.03 of the Original Indenture but subject to the provisions of Section 4.16 thereof, the Corporation from time to time may sell, exchange or otherwise dispose of any property constituting Mortgaged Property other than shares of stock or other securities or indebtedness of any corporation pledged hereunder and the Trustees shall release the same from the lien of this Indenture without compliance with any of the provisions of said

Section 8.03 and without the deposit of cash with the Trustees, but only subject to certain exceptions described below upon receipt by the Trustee of:

          (a)  A request evidenced by an Officers' Certificate; and

          (b)  An engineer's certificate, stating in substance:

               (i) A description in reasonable detail of the property to be released;

               (ii) A description in reasonable detail of the consideration, if any, for the property to be released;

               (iii) The then fair value, in the opinion of the signer, of the property to be released, which fair value shall in no event exceed $100,000;

               (iv) That neither (i) the aggregate fair value of all property released under this Section 4.08 in the calendar year in which the property described in the certificate is to be released nor (ii) the aggregate consideration received by the Corporation for all property so released for such calendar year, exceeds $250,000; and

               (v) That, in the opinion of the signer, such property is not useful or necessary in the conduct of the business of the Corporation and that such release will not impair the security under the Indenture in contravention of the provisions of the Indenture and is desirable in the proper conduct of the business of the Corporation or is otherwise in the best interests of the Corporation.

     No property shall be released under the provisions described in this
Section 4.08 in any calendar year after either (i) aggregate fair value of all property released under the provisions described in this Section 4.08 for such calendar year, or (ii) the aggregate consideration received by the Corporation for such property for such calendar year, exceeds $250,000.

     Section 4.09. Change of Control. (a) Upon the occurrence of a Change of Control, each Holder of 2009 Series Bonds shall have the right to require the Corporation to repurchase all or any part of such Holder's 2009 Series Bonds pursuant to the offer described below (the "CHANGE OF CONTROL OFFER") at a purchase price (the "CHANGE OF CONTROL PURCHASE PRICE") equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the purchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the purchase date).

     (b)  Within 30 days following any Change of Control, the Corporation shall
(a) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (b) send, by first-class mail, with a copy to the Trustee, to each Holder of 2009 Series Bonds, at such Holder's address appearing in the Bond Register, a notice stating: (i) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to this Section 4.09 and that all 2009 Series Bonds timely tendered will be accepted for payment; (ii) the Change of Control Purchase Price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "CHANGE OF CONTROL PAYMENT DATE"); (iii) that any 2009 Series Bonds (or portion thereof) accepted for payment (and duly paid on the Change of Control Payment Date) pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (iv) that any 2009 Series Bonds (or portions thereof) not tendered will continue to accrue interest; (v) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control); and (vi) the procedures that Holders of 2009 Series Bonds must follow in order to tender their 2009 Series Bonds (or portions thereof) for payment, and the procedures that Holders of 2009 Series Bonds must follow in order to withdraw an election to tender 2009 Series Bonds (or portions thereof) for payment.

     (c) Holders electing to have a 2009 Series Bond purchased will be required to surrender the 2009 Series Bond, with an appropriate form (which may include the form on the reverse thereof) duly and properly completed, to the Corporation or its agent at the address specified in the notice at least three Business Days prior to the Change of Control Payment Date. Holders will be entitled to withdraw their election if the Trustee or the Corporation receives not later than one Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the 2009 Series Bond which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such 2009 Series Bonds purchased. Holders whose 2009 Series Bond are purchased only in part shall be issued new 2009 Series Bonds equal in principal amount to the unpurchased portion of the 2009 Series Bonds surrendered.

     (d) On or prior to the Change of Control Payment Date, the Corporation shall irrevocably deposit with the Trustee or with the Paying Agent (or, if the

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

Corporation or any of its Wholly Owned Subsidiaries is acting as the Paying Agent, segregate and hold in trust) in cash an amount equal to the Change of Control Purchase Price payable to the Holders entitled thereto, to be held for payment in accordance with the provisions of this Section. On the Change of Control Payment Date, the Corporation shall deliver to the Trustee the 2009 Series Bonds or portions thereof which have been properly tendered to and are to be accepted by the Corporation for payment. The Trustee or the Paying Agent shall, on the Change of Control Payment Date, mail or deliver payment to each tendering Holder of the Change of Control Purchase Price. In the event that the aggregate Change of Control Purchase Price is less than the amount delivered by the Corporation to the Trustee or the Paying Agent, the Trustee or the Paying Agent, as the case may be, shall deliver the excess to the Corporation immediately after the Change of Control Payment Date.

     (e) At the time the Corporation delivers 2009 Series Bonds to the Trustee which are to be accepted for purchase, the Corporation shall also deliver an Officers' Certificate stating that such 2009 Series Bonds are to be accepted by the Trustee pursuant to and in accordance with the terms of this Section.

     (f) The Corporation will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of 2009 Series Bonds pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section, the Corporation will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section by virtue of such compliance.

     Section 4.10. Limitation on Sale of Assets Other Than Mortgaged Property.
(a) The Corporation shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale, which term for purposes of this Section 4.10, shall exclude sales or other dispositions of Mortgaged Property made in compliance with the terms of the Original Indenture and Section 4.08, unless (i) the Corporation or such Restricted Subsidiary receives consideration at the time of such Asset Sale (or, in the case of a lease that is an Asset Sale, the Corporation or such Restricted Subsidiary is to receive over the term of such lease) consideration at least equal to the fair value of the Property subject to such Asset Sale; (ii) at least 75% of the consideration paid to the Corporation or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash, Cash Equivalents, Additional Assets or the assumption by the purchaser of liabilities of the Corporation or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the 2009 Series Bonds) as a result of which the Corporation and the Restricted Subsidiaries are no longer obligated

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

with respect to such liabilities; and (iii) the Corporation delivers an Officers' Certificate to the Trustee certifying that such Asset Sale complies with the foregoing clauses (i) and (ii).

     (b) The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Corporation or a Restricted Subsidiary, to the extent the Corporation or such Restricted Subsidiary elects (or is required by the terms of any Debt): (i) to prepay, repay, legally defease or purchase Senior Debt of the Corporation or Debt of any Restricted Subsidiary (excluding, in any such case, Debt owed to the Corporation or an Affiliate of the Corporation); (ii) to permanently fund pension or other post-retirement employee benefit obligations ("OPEB") obligations of the Corporation; or (iii) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Corporation or another Restricted Subsidiary) or to commit to reinvest in Additional Assets (such commitments to include amounts anticipated to be expended pursuant to the Corporation's capital investment plan (x) as adopted by the Board of Directors and (y) evidenced by the filing of an Officers' certificate with the Trustee stating that the total amount of the Net Available Cash from such Asset Sale, after giving effect to the prior application of any portion thereof pursuant to clause (i) or (ii) of this paragraph (b), is less than the aggregate amount contemplated to be expended pursuant to such capital investment plan within 24 months of the consummation of such Asset Sale)); provided, however, that in connection with any prepayment, repayment, legal defeasance or purchase of Debt pursuant to clause (i) above, the Corporation or such other Restricted Subsidiary shall retire such Debt and shall cause the related loan commitment (if any) to be permanently reduced by an amount equal to the principal amount so prepaid, repaid, legally defeased or purchased.

     (c) Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within twelve months from the date of the receipt of such Net Available Cash (or committed to be reinvested in Additional Assets pursuant to clause (iii) of the preceding paragraph within twelve months from the date of the receipt of such Net Available Cash and not actually reinvested in Additional Assets pursuant to such investment commitment within twenty-four months from the date of the receipt of such Net Available Cash) shall constitute "EXCESS PROCEEDS."

     When the aggregate amount of Excess Proceeds exceeds $5,000,000 (taking into account income earned on such Excess Proceeds, if any), the Corporation will be required to make an offer to purchase (the "PREPAYMENT OFFER") the 2009 Series Bonds which offer shall be in the amount of the Excess Proceeds, on a pro rata basis according to principal amount, at a purchase price

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

equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the Purchase Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the purchase date) in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Supplemental Indenture. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all Holders of 2009 Series Bonds have been given the opportunity to tender their 2009 Series Bonds for purchase as described in Section 4.10(d), the Corporation or such Restricted Subsidiary may use such remaining amount for any purpose permitted by this Indenture and the amount of Excess Proceeds will be reset to zero.

     (d) (i) Within five Business Days after the Corporation is obligated to make a Prepayment Offer as described in Section 4.10(c), the Corporation will send a written notice, by first-class mail, to the Trustee and the Holders of 2009 Series Bonds (the "PREPAYMENT OFFER NOTICE"), accompanied by such information regarding the Corporation and its Subsidiaries as the Corporation in good faith believes will enable such Holders to make an informed decision with respect to such Prepayment Offer (which at a minimum shall include the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Corporation, the most recent subsequently filed Quarterly Report on Form 10-Q of the Corporation and any Current Report on Form 8-K of the Corporation filed subsequent to such Quarterly Report, other than Current Reports describing Asset Sales otherwise described in the offering materials, or corresponding successor reports (or, during any time that the Corporation is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, corresponding reports prepared pursuant to Section 4.02), a description of material developments in the Corporation's business subsequent to the date of the latest of such reports and if material, appropriate pro forma financial information). The Prepayment Offer Notice shall state, that a Prepayment Offer is being made pursuant to this Section 4.10 and that all 2009 Series Bonds timely tendered will be accepted for payment (subject to proration), that any 2009 Series Bonds (or any portion thereof) accepted for payment (and duly paid on the Purchase Date) pursuant to the Prepayment Offer shall cease to accrue interest after the Purchase Date, the purchase price and purchase date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date the Prepayment Offer Notice is mailed (the "PURCHASE DATE"), the aggregate principal amount of 2009 Series Bonds eligible to be purchased, that any 2009 Series Bonds (or portions thereof) not tendered will continue to accrue interest and the procedures that Holders of 2009 Series Bonds must follow in order to tender their 2009 Series Bonds (or portions thereof) for payment and the

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

procedures that Holders of 2009 Series Bonds must follow in order to withdraw an election to tender 2009 Series Bonds (or portions thereof) for payment.

          (ii) Not later than the date upon which written notice of a Prepayment Offer is delivered to the Trustee as provided above, the Corporation shall deliver to the Trustee an Officers' Certificate as to (A) the amount of the Prepayment Offer (the "OFFER AMOUNT"), (B) the allocation of the Net Available Cash from the Asset Sales pursuant to which such Prepayment Offer is being made and (C) the compliance of such allocation with the provisions of Section 4.10(b). On such date, the Corporation shall also irrevocably deposit with the Trustee or with the Paying Agent (or, if the Corporation or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) in Cash Equivalents, maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by open of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Prepayment Offer remains open (the "OFFER PERIOD"), the Corporation shall deliver to the Trustee for cancellation the 2009 Series Bonds or portions thereof which have been properly tendered to and are to be accepted by the Corporation. The Trustee or the Paying Agent shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the 2009 Series Bonds delivered by the Corporation to the Trustee is less than the Offer Amount, the Trustee or the Paying Agent shall deliver the excess to the Corporation immediately after the expiration of the Offer Period for application in accordance with this Section.

          (iii) Holders electing to have a 2009 Series Bond purchased shall be required to surrender the 2009 Series Bond, with an appropriate form (which may include the form on the reverse thereof) duly and properly completed, to the Corporation or its agent at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Corporation receives not later than one Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the 2009 Series Bond which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such 2009 Series Bond purchased. If at the expiration of the Offer Period the aggregate principal amount of 2009 Series Bonds surrendered by Holders exceeds the Offer Amount, the Corporation shall select the 2009 Series Bonds to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the

     Corporation so that only 2009 Series Bonds in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose 2009 Series Bonds are purchased only in part shall be issued new 2009 Series Bonds equal in principal amount to the unpurchased portion of the 2009 Series Bonds surrendered.

           (iv) At the time the Corporation delivers 2009 Series Bonds to the Trustee which are to be accepted for purchase, the Corporation shall also deliver an Officers' Certificate stating that such 2009 Series Bonds are to be accepted by the Trustee pursuant to and in accordance with the terms of this Section. A 2009 Series Bond shall be deemed to have been accepted for purchase at the time the Trustee or the Paying Agent mails or delivers payment therefor to the surrendering Holder.

     (e) The Corporation will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of 2009 Series Bonds pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Corporation will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section by virtue thereof.

     Section 4.11. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Corporation shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to
(a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to the Corporation or any other Restricted Subsidiary, (b) make any loans or advances to the Corporation or any other Restricted Subsidiary, (c) transfer any of its Property to the Corporation or any other Restricted Subsidiary or (d) guarantee any Debt of the Corporation or any other Restricted Subsidiary. The foregoing limitations will not apply (i) with respect to clauses (a), (b), (c) and (d), to restrictions (A) in effect on the Issue Date, (B) relating to Debt of a Restricted Subsidiary and existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Corporation, (C) which result from the Refinancing of Debt Incurred pursuant to an agreement referred to in the immediately preceding clause (i)(A) or (B) above or in clause (ii)(A) or (B) below, provided that such restriction is no less favorable to the Holders of 2009 Series Bonds than those under the agreement evidencing the Debt so Refinanced, (D) on Sales Finance or any other bankruptcy-remote special-purpose

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

Subsidiary of the Corporation that purchases or sells accounts receivable or inventory pursuant to the Credit Facilities or (E) arising or agreed to in a joint venture agreement, entered into by the Corporation or a Restricted Subsidiary in the ordinary course of business that do not (as determined by the Corporation and certified in a resolution of the Board of Directors or a certificate of the chief financial or chief accounting officer of the Corporation delivered to the Trustee prior to or promptly following such encumbrance or restriction becoming effective), individually or in the aggregate, (1) detract from the value of property or assets of the Corporation or any Restricted Subsidiary in any manner material to the Corporation or any Restricted Subsidiary or (2) materially adversely affect the Corporation's ability to make principal or interest payments on the 2009 Series Bonds and (ii) with respect to clause (c) only, to restrictions (A) relating to Debt that is permitted to be Incurred and secured pursuant to Section 4.05 and Section 4.12 of the Original Indenture that limit the right of the debtor to dispose of the Property securing such Debt, (B) encumbering Property at the time such Property was acquired by the Corporation or any Restricted Subsidiary, so long as such restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of such acquisition, (C) resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder or (D) customary restrictions contained in asset sale agreements limiting the transfer of such Property pending the closing of such sale.

     Section 4.12. Limitation on Transactions with Affiliates. (a) The Corporation shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Corporation (an "AFFILIATE TRANSACTION"), unless (i) the terms of such Affiliate Transaction are (A) set forth in writing and (B) no less favorable to the Corporation or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Corporation, (ii) if such Affiliate Transaction involves aggregate payments or value in excess of $10,000,000, the Board of Directors (including a majority of the disinterested members of the Board of Directors) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clause (i) of this paragraph as evidenced by a Board Resolution promptly delivered to the Trustee and (iii) if such Affiliate Transaction involves aggregate payments or value in excess of $20,000,000, the Corporation obtains a written opinion from an Independent Financial Advisor to the effect that such Affiliate Transaction is fair, from a financial point of view, to the Corporation or such Restricted Subsidiary, as the case may be.

     (b) Notwithstanding the foregoing limitation, the Corporation or any Restricted Subsidiary may enter into or suffer to exist the following:

          (i) any transaction or series of transactions between the Corporation and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries; provided that no more than 5% of the total voting power of the Voting Stock (on a fully diluted basis) of any such Restricted Subsidiary is owned by an Affiliate of the Corporation (other than a Restricted Subsidiary);

          (ii) any Restricted Payment permitted to be made pursuant to Section 4.06;

          (iii) any issuance of securities, or other payments, awards or grants in securities or otherwise pursuant to, or the funding of, employment arrangements, pension or other benefit plans, stock options and stock ownership plans and other compensatory arrangements approved by the Board of Directors;

          (iv) the payment of reasonable fees to directors of the Corporation or such Restricted Subsidiary who are not employees of the Corporation or any Restricted Subsidiary;

          (v) loans and advances to employees made in the ordinary course of business and consistent with the past practices of the Corporation or such Restricted Subsidiary, as the case may be, provided that such loans and advances do not exceed $5,000,000 in the aggregate at any one time outstanding; and

          (vi) any payments for the purchase of steel products from NKK or any of its Affiliates or the provision of services by NKK or any of its Affiliates, including the construction by NKK or an Affiliate of the new hot dip galvanizing facility at the Great Lakes Division; provided, that, in each case, the terms of such payments are determined on an arm's length basis and are approved by the disinterested members of the Board of Directors of the Corporation; and

          (vii) any Affiliate Transactions between the Corporation or any Restricted Subsidiary and one or more Affiliate Joint Ventures that (x) are on terms no less favorable to the Corporation or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's length transaction with a Person that is not an Affiliate of the Corporation and (y) if such Affiliate Transactions involve aggregate payments or value in excess of $10 million, the Board of Directors (including a majority of the disinterested members of the Board of Directors) approves such Affiliate Transaction, and in its good faith judgment believes that such Affiliate Transaction complies with clause (x) of this paragraph (vii).

     Section 4.13. Limitation on Sale and Leaseback Transactions. The Corporation shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Property unless (a) the Corporation or such Restricted Subsidiary would be entitled to (i) Incur Debt in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to Section 4.05 and (ii) create a Lien on such Property securing such Attributable Debt, and (b) such Sale and Leaseback Transaction is effected in compliance with Section 4.10.

     Section 4.14. Designation of Restricted and Unrestricted Subsidiaries. The Board of Directors may designate any Subsidiary of the Corporation to be an Unrestricted Subsidiary if (a) the Subsidiary to be so designated does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, the Corporation or any other Restricted Subsidiary (b) the Subsidiary to be so designated is not obligated under any Debt, Lien or other obligation that, if in default, would result (with the passage of time or notice or otherwise) in a default on any Debt of the Corporation or of any Restricted Subsidiary and (c) either (i) the Subsidiary to be so designated has total assets of $1,000 or less or (ii) such designation is effective immediately upon such entity becoming a Subsidiary of the Corporation or any Restricted Subsidiary. Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Corporation or of any Wholly Owned Subsidiary will be classified as a Restricted Subsidiary, provided that the requirements set forth in clauses (x) and (y) of the immediately following paragraph would be satisfied after giving pro forma effect to such classification. Any Person not permitted by the terms of the immediately preceding sentence to be classified as a Restricted Subsidiary shall be automatically classified as an Unrestricted Subsidiary. Except as provided in the first sentence of this paragraph, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary.

     The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation, (x) the Corporation could Incur at least $1.00 of additional Debt pursuant to Section 4.05 and (y) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

     Any such designation or redesignation by the Board of Directors will be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation or redesignation and an Officers' Certificate (a) certifying that such designation or redesignation complies with the foregoing provisions and (b) giving the effective date of such designation or redesignation, such filing with the Trustee to occur within 45 days after the end of the fiscal quarter of the Corporation in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Corporation's fiscal year, within 90 days after the end of such fiscal year).

     Section 4.15. Compliance Certificate. The Corporation shall deliver to the Trustee within 120 days after the end of each fiscal year of the Corporation an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Corporation they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Corporation is taking or proposes to take with respect thereto. The Corporation also shall comply with TIA (S) 314(a)(4).

     Section 4.16. Further Instruments and Acts. Upon request of the Trustee, the Corporation will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.


                                   ARTICLE 5

                             Successor Corporation

     Section 5.01. When Corporation May Merge or Transfer Assets. (a) The Corporation shall not merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Subsidiary into the Corporation) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless: (i) the Corporation shall be the surviving Person (the "SURVIVING PERSON") or the Surviving Person (if other than the Corporation) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia; (ii) the Surviving Person (if other than the Corporation) expressly assumes, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of and interest on all the 2009 Series Bonds, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Corporation and confirms in writing the lien of the Indenture, including the after-acquired property clauses thereof, on the Property subject to the Indenture; (iii) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Corporation's Property, such Property shall have been transferred as an entirety or virtually as an entirety to one Person; (iv) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (iv) and clauses (v) and (vi) below, any Debt which becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing; (v) immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Corporation or the Surviving Person, as the case may be, would be able to Incur at least $1.00 of additional Debt under
Section 4.05; (vi) immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Surviving Person shall have a Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Corporation immediately prior to such transaction or series of transactions; and (vii) the Corporation shall deliver, or cause to be delivered, to the Trustee, in form reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and any supplemental indenture in respect thereto comply with this Section 5.01 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

     (b) The Surviving Person will succeed to, and be substituted for, and may exercise every right and power of the Corporation under this Indenture, but the predecessor Corporation in the case of a sale, transfer, assignment, lease, conveyance or other disposition, shall not be released from the obligation to pay the principal of and interest on the 2009 Series Bonds.

                                   ARTICLE 6

                             Defaults and Remedies

     Section 6.01. Events of Default. The following events shall be "TENTH SUPPLEMENTAL INDENTURE EVENTS OF DEFAULT" specific to the 2009 Series Bonds and in addition to the Events of Default set forth in the Original Indenture:

          (a) the Corporation defaults in any payment of interest on any 2009 Series Bond when the same becomes due and payable, and such default continues for a period of 30 days;

          (b) the Corporation defaults in the payment of the principal of any 2009 Series Bond when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon acceleration or otherwise;

          (c)  the Corporation fails to comply with Article 5;

          (d) the Corporation fails to comply with any of its agreements or covenants in the 2009 Series Bonds or this Indenture (other than those referred to in clause (a), (b) or (c) above) and such failure continues for 30 days after notice is given to the Corporation as specified below;

          (e) a default by the Corporation or any Restricted Subsidiary under any Debt of the Corporation or any Restricted Subsidiary which results in the acceleration of the maturity of such Debt, or failure to pay any such Debt at maturity, in an aggregate amount greater than $10,000,000 or its foreign currency equivalent at the time;

          (f) the Corporation or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

               (i)   commences a voluntary case;

               (ii) consents to the entry of an order for relief against it in an involuntary case;

               (iii) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                (iv) makes a general assignment for the benefit of its creditors;

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

     or takes any comparable action under any foreign laws relating to insolvency;

          (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (i) is for relief against the Corporation or any Significant Subsidiary in an involuntary case;

               (ii) appoints a Custodian of the Corporation or any Significant Subsidiary or for any substantial part of its property;

               (iii) orders the winding up or liquidation of the Corporation or any Significant Subsidiary; or

                (iv) is for any similar relief granted under any foreign laws;

          and in each such case the order or decree remains unstayed and in effect for 60 days; or

          (h) any judgment or judgements for the payment of money in an aggregate amount in excess of $10,000,000 or its foreign currency equivalent at the time is entered against the Corporation or any Restricted Subsidiary, and shall not be waived, satisfied or discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect.

     The foregoing will constitute Tenth Supplemental Indenture Events of Default whatever the reason for any such Tenth Supplemental Indenture Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     The term "BANKRUPTCY LAW" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "CUSTODIAN" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

     A Tenth Supplemental Indenture Event of Default under clause (d) is not a Tenth Supplemental Indenture Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the 2009 Series Bonds then outstanding notify the Corporation (and, in the case of such notice by Holders, the Trustee) of the Tenth Supplemental Indenture Event of Default and the Corporation does not cure such Tenth Supplemental Indenture Event of Default within the time specified after receipt of such notice. Such notice must specify the Tenth Supplemental Indenture Event of Default, demand that it be remedied and state that such notice is a "NOTICE OF DEFAULT".

     The Corporation shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which with the giving of notice or the lapse of time would become a Tenth Supplemental Indenture Event of Default, its status and what action the Corporation is taking or proposes to take with respect thereto.

     Section 6.02. Acceleration. The 2009 Series Bonds may be declared due and payable, upon these conditions and in the manner and with the effect provided in
Section 10.01 of the Original Indenture. In addition, if a Tenth Supplemental Indenture Event of Default (other than an Event of Default specified in Section 6.01(f) or 6.01(g)) occurs and is continuing, the Trustee by notice to the Corporation, or the Holders of at least 25% in aggregate principal amount of the 2009 Series Bonds then outstanding by notice to the Corporation and the Trustee, may declare the principal amount of all the 2009 Series Bonds then outstanding plus accrued but unpaid interest to the date of acceleration to be immediately due and payable. In case a Tenth Supplemental Indenture Event of Default specified in Section 6.01(f) or 6.01(g) shall occur, such amount with respect to all the 2009 Series Bonds shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the 2009 Series Bonds. Subject to the rights of the holders of 25% in principal amount of all Bonds to accelerate the maturity of all of the Bonds as provided by Section
10.01 of the Original Indenture, the Holders of a majority in aggregate principal amount of the outstanding 2009 Series Bonds may by written notice to the Trustee and the Corporation rescind any declaration of acceleration if the rescission would not conflict with any judgment or decree, and if all existing Tenth Supplemental Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. No such rescission shall affect any subsequent Tenth Supplemental Indenture Event of Default or impair any right consequent thereto.

     Section 6.03. Other Remedies. If a Tenth Supplemental Indenture Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the 2009 Series Bonds or to enforce the performance of any provision of the 2009 Series Bonds or the Indenture.

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

     The Trustee may maintain a proceeding even if it does not possess any of the 2009 Series Bonds or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Bondholder in exercising any right or remedy accruing upon a Tenth Supplemental Indenture Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Tenth Supplemental Indenture Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

     Section 6.04. Waiver of Defaults. The Holders of a majority in aggregate principal amount of the 2009 Series Bonds by written notice to the Trustee may waive an existing Tenth Supplemental Indenture Event of Default and its consequences, except a Tenth Supplemental Indenture Event of Default in the payment of the principal of or interest on a 2009 Series Bond or a Tenth Supplemental Indenture Event of Default in respect of a provision that under
Section 8.07 cannot be amended without the consent of each Bondholder affected. When a Tenth Supplemental Indenture Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Tenth Supplemental Indenture Event of Default or impair any consequent right.



                                   ARTICLE 7

                        Redemption of 2009 Series Bonds

     Section 7.01. Optional Redemption of 2009 Series Bonds; Premiums Payable. Except as set forth in the following paragraph, the 2009 Series Bonds will not be redeemable at the option of the Corporation prior to March 1, 2004. Thereafter, the 2009 Series Bonds will be redeemable at the option of the Corporation, in whole or in part, on not less than 30 nor more than 60 days' prior notice, upon payment of the redemption prices specified in the form of definitive 2009 Series Bond hereinbefore set forth for redemption, together with accrued interest (if any) to the date fixed for redemption.

     At any time and from time to time prior to March 1, 2002 the Corporation may redeem up to a maximum of 35% of the original aggregate principal amount of the 2009 Series Bonds with the proceeds of one or more Public Equity Offerings within 90 days after receipt of such proceeds, upon payment of a redemption price equal to 109.875% of the principal amount thereof, together with accrued interest, if any, to the date fixed for redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the

2009 Series Bonds remains outstanding. Any such redemption should be made on a pro rate basis among all holders of 2009 Series Bonds.

     Section 7.02. Surrender of Partially-redeemed 2009 Series Bonds. In the event of the partial redemption of any of the 2009 Series Bonds the Trustee shall not make any notation thereon as to the payment of a portion of the principal amount of such partially-redeemed Bonds, but in accordance with
Section 5.01 of the Original Indenture such Bonds may be surrendered in exchange for 2009 Series Bonds of authorized denominations for the unredeemed balance of the principal amount of such partially-redeemed Bonds.

     Section 7.03. Regarding Issue, Transfer and Exchange of 2009 Series Bonds to be Redeemed. The Corporation shall not be required (i) to issue, transfer or exchange any 2009 Series Bonds during a period beginning at the opening of business 15 days next preceding any selection of 2009 Series Bonds to be redeemed or thereafter until after the mailing of a notice of redemption of 2009 Series Bonds selected for redemption and ending at the close of business on the day of such mailing, or (ii) to transfer or exchange any 2009 Series Bonds so selected for redemption in whole or in part.

     Section 7.04. Notices to Trustee. If the Corporation elects to redeem 2009 Series Bonds pursuant to this Article, it shall notify the Trustee in writing of the redemption date, the principal amount of 2009 Series Bonds to be redeemed and that such redemption is being made pursuant to the 2009 Series Bonds.

     The Corporation shall give each notice to the Trustee provided for in this Section at least 45 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Corporation to the effect that such redemption will comply with the conditions herein.

     Section 7.05. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of 2009 Series Bonds, the Corporation shall mail a notice of redemption by first-class mail to each Holder of 2009 Series Bonds to be redeemed.

     The notice shall identify the 2009 Series Bonds to be redeemed and shall state:

          (i)  the redemption date;

          (ii) the redemption price;

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

          (iii) the name and address of the Place of Payment;

          (iv) that 2009 Series Bonds called for redemption must be surrendered at the Place of Payment to collect the redemption price;

          (v) if fewer than all the outstanding 2009 Series Bonds are to be redeemed, the identification and principal amounts of the particular 2009 Series Bonds to be redeemed;

          (vi) that, unless the Corporation defaults in making such redemption payment or the Trustee or paying agent is prohibited from making such payment pursuant to the terms of the Indenture, interest on 2009 Series Bonds (or portion thereof) called for redemption ceases to accrue on and after the redemption date; and

          (vii) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the 2009 Series Bonds.

     At the Corporation's request, the Trustee shall give the notice of redemption in the Corporation's name and at the Corporation's expense. In such event, the Corporation shall provide the Trustee with the information required by this Section.

     Section 7.06. Effect of Notice of Redemption. Once notice of redemption is mailed, 2009 Series Bonds called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender at the Place of Payment, such 2009 Series Bonds shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date that is on or prior to the date of redemption). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.



                                   ARTICLE 8

                                 Miscellaneous

     Section 8.01. Acceptance of Trusts. The Trustees accept the trust created by this Supplemental Indenture and agree to execute the same, but only on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustees. The Trustees make no representations and shall have no responsibility as to the validity of this Supplemental Indenture or the Bonds issued hereunder or the due execution thereof by the Corporation.

     Section 8.02. Benefits Restricted to Parties and Holders of Bonds. Nothing in this Supplemental Indenture, expressed or implied, is intended or shall be construed to confer upon, or to give to, any person, other than the parties hereto, and the holders of 2009 Series Bonds, any right, remedy or claim under or by reason of this Supplemental Indenture or any covenant, condition or stipulation hereof; all the covenants, stipulations, promises and agreements in this Supplemental Indenture contained are and shall be for the sole and exclusive benefit of the parties hereto and their successors and the holders of such Bonds.

     Section 8.03. Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original and all of such counterparts shall together constitute a single instrument.

     Section 8.04. Original Indenture and Supplements Construed as One Instrument. The Original Indenture as heretofore supplemented and as supplemented by this Supplemental Indenture is in all respects ratified and confirmed; and the Original Indenture as heretofore supplemented and as supplemented by this Supplemental Indenture shall be read, taken and construed together as one instrument.

     Section 8.05. Amount Advanced under Indenture. The amount which at the time of the execution and delivery of this Supplemental Indenture has been advanced or accrued and remains outstanding under the Original Indenture and all instruments supplemental thereto, to and including this Supplemental Indenture, is $300,000,000.

     Section 8.06. With Consent of Holders. For so long as the 2009 Series Bonds are outstanding, the Company may not amend this Supplemental Indenture or the 2009 Series Bonds without the written consent of the Holders of at least a majority in aggregate principal amount of the 2009 Series Bonds. Further, without the consent of each holder of 2009 Series Bonds affected thereby, an amendment may not:

          (1) reduce the amount of 2009 Series Bonds whose Holders must consent to an amendment or waiver;

          (2) reduce the rate of or change the time for payment of interest on any 2009 Series Bonds;

          (3) reduce the principal of or extend the Stated Maturity of any 2009 Series Bonds;

          (4) reduce the amount payable upon the redemption or repurchase of any 2009 Series Bonds under Article 7 or Section 4.09 or 4.10 or change the time at which any 2009 Series Bonds may be redeemed in accordance with
     Article 7;

          (5) make any 2009 Series Bonds payable in a currency other than that stated in the 2009 Series Bonds;

          (6) subordinate the 2009 Series Bonds to any other obligation of the Corporation; or

          (7) at any time after a Change of Control or Asset Sale has occurred, change the time at which the Change of Control Offer or Prepayment Offer relating thereto must be made or at which the 2009 Series Bonds must be repurchased pursuant to such Change of Control Offer or Prepayment Offer.

     Section 8.07. Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE 2009 SERIES BONDS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     Section 8.08. Compliance with Trust Indenture Act. Every amendment to this Indenture or the 2009 Series Bonds shall comply with the TIA as then in effect.

     Section 8.09. Recitals. The recitals contained herein shall be taken as the statements of the Company, and the Trustees assume no responsibility for their correctness. The Trustees make no representations as to the validity or sufficiency of this Tenth Supplemental Indenture.

     IN WITNESS WHEREOF, said National Steel Corporation has caused this Supplemental Indenture to be executed on its behalf by one of its Senior Vice Presidents and its Treasurer; said The Chase Manhattan Bank has caused this Supplemental Indenture to be executed on its behalf as Trustee under the Indenture by one of its Senior Trust Officers and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture to be attested by one of its Trust Officers; and said Frank J. Grippo, as Individual Trustee under the Indenture, has executed this Supplemental Indenture under seal; all as of March 8, 1999.

                                   NATIONAL STEEL CORPORATION


                                   By: /s/ Glenn H. Gage
                                      ---------------------------------
                                      Name:  Glenn H. Gage
                                      Title: Senior Vice President
                                             and Chief Financial Officer


                                   By:  /s/ William E. McDonough
                                      ---------------------------------
                                       Name:  William E. McDonough
                                       Title: Treasurer

[CORPORATE SEAL]
                                        The Chase Manhattan Bank, as Trustee


                                        By: /s/ L. O'Brien
                                           --------------------------------
                                             Name:  L. O'Brien
                                             Title: VICE PRESIDENT

Attest:



/s/ N. Rodriguez
-------------------------
Name:  Natalia Rodriguez
Title: Trust Officer

Signed, sealed and delivered by
The Chase Manhattan Bank
in the presence of:


/s/ Eric S. Butler
------------------------
Eric S. Butler
Administrator


/s/ Melissa Oldsmith                    /s/  Frank J. Grippo
-----------------------------           -----------------------------
As Witness                              FRANK J. GRIPPO
                                           As Individual Trustee


Signed, sealed and delivered by
Frank J. Grippo
in the presence of:



/s/ Eric S. Butler
------------------------
Administrator



/s/ Melissa Oldsmith
-------------------------
As Witnesses

STATE OF NEW YORK   )
                    )ss:
COUNTY OF NEW YORK  )

          I, Miguel Flores, the undersigned officer, a notary public duly qualified, commissioned, sworn and acting in and for said County in said State, hereby certify, that on this 8th day of March, 1999:


MICHIGAN

STATE OF ___________ )

                     ss.:

COUNTY OF___________ )

     The foregoing instrument was acknowledged before me this 8 day of March, 1999 by Glenn H. Gage of National Steel Corporation, a Delaware corporation, on behalf of the corporation.


[Notary Seal]


INDIANA

STATE OF ___________ )
                     ss.:
COUNTY OF___________ )


     Before me, a Notary Public, this 8 day of March, 1999, personally appeared National Steel Corporation, a Delaware corporation, by Glenn H. Gage, Senior Vice President and Chief Financial Officer, and acknowledged the execution of the annexed instrument.


[Notary Seal]

WISCONSIN

STATE OF ___________ )
                     ss.:
COUNTY OF___________ )

     This instrument was acknowledged before me on March 9, 1999, by Glenn H. Gage as Senior Vice President and Chief Financial Officer of National Steel Corporation, a Delaware corporation.


[Notary Seal]


ILLINOIS

STATE OF ___________ )
                     ss.:
COUNTY OF___________ )


     The foregoing instrument was acknowledged before me this 8 day of March, 1999 by Glenn H. Gage, Senior Vice President and Chief Financial Officer of National Steel Corporation, a Delaware corporation, on behalf of the corporation.


[SEAL]

MINNESOTA

STATE OF ___________ )
                     ss.:
COUNTY OF___________ )


     This instrument was acknowledged before me on March 8, 1999, by Glenn H. Gage as Senior Vice President and Chief Financial Officer of National Steel Corporation, a Delaware corporation.


[Notary Seal]


     IN WITNESS WHEREOF I have hereunto set my hand and official seal of office the day and year first above written.


                                   /s/ Jose Miguel Flores
                                   -----------------------------
                                       Notary Public


[Notary Seal]

STATE OF NEW YORK             )
                              )ss:
COUNTY OF NEW YORK            )

          I, Jose Miguel Flores, the undersigned officer, a notary public duly qualified, commissioned, sworn and acting in and for said County in said State, hereby certify, that on this 8th day of March, 1999:


MICHIGAN

STATE OF ___________   )

                       ss.:

COUNTY OF___________   )

     The foregoing instrument was acknowledged before me this 8 day of March, 1999 by William E. McDonough of National Steel Corporation, a Delaware corporation, on behalf of the corporation.


[Notary Seal]


INDIANA

STATE OF ___________   )
                       ss.:
COUNTY OF___________   )


     Before me, a Notary Public, this 8 day of March, 1999, personally appeared National Steel Corporation, a Delaware corporation, by William E. McDonough, Treasurer, and acknowledged the execution of the annexed instrument.


[Notary Seal]

WISCONSIN

STATE OF ___________  )
                      ss.:
COUNTY OF___________  )


     This instrument was acknowledged before me on March 9, 1999, by William E. McDonough as Treasurer of National Steel Corporation, a Delaware corporation.


[Notary Seal]


ILLINOIS

STATE OF ___________  )
                      ss.:
COUNTY OF___________  )


     The foregoing instrument was acknowledged before me this 8 day of March, 1999 by William E. McDonough, Treasurer of National Steel Corporation, a Delaware corporation, on behalf of the corporation.


[SEAL]

MINNESOTA

STATE OF ___________  )
                      ss.:
COUNTY OF___________  )


     This instrument was acknowledged before me on March 8, 1999, by William E. McDonough as Treasurer of National Steel Corporation, a Delaware corporation.


[Notary Seal]


     IN WITNESS WHEREOF I have hereunto set my hand and official seal of office the day and year first above written.


                                   /s/ Jose Miguel Flores
                                   -----------------------------
                                       Notary Public


[Notary Seal]

STATE OF NEW YORK             )
                              )ss:
COUNTY OF NEW YORK            )

          I, Emily Fayan, the undersigned officer, a notary public duly qualified, commissioned, sworn and acting in and for said County in said State, hereby certify, that on this 8th day of March, 1999:


MICHIGAN

STATE OF ___________  )

                      ss.:

COUNTY OF___________  )

     The foregoing instrument was acknowledged before me this 8 day of March, 1999 by L. O'Brien of The Chase Manhattan Bank, a New York corporation, on behalf of the corporation.


[Notary Seal]


INDIANA

STATE OF ___________  )
                      ss.:
COUNTY OF___________  )


     Before me, a Notary Public, this 8 day of March, 1999, personally appeared The Chase Manhattan Bank, a New York corporation, by L. O'Brien, Vice President, and acknowledged the execution of the annexed instrument.


[Notary Seal]

WISCONSIN

STATE OF ___________  )
                      ss.:
COUNTY OF___________  )


     This instrument was acknowledged before me on March 9, 1999, by L. O'Brien as Vice President of The Chase Manhattan Bank, a New York corporation.


[Notary Seal]


ILLINOIS

STATE OF ___________  )
                      ss.:
COUNTY OF___________  )


     The foregoing instrument was acknowledged before me this 8 day of March, 1999 by L. O'Brien, Vice President of The Chase Manhattan Bank, a New York corporation, on behalf of the corporation.


[SEAL]

STATE OF NEW YORK        )
                         )    ss:
COUNTY OF NEW YORK       )

          I, Emily Fayan, the undersigned officer, a notary public duly qualified, commissioned, sworn and acting in and for said County in said State, hereby certify, that on this 8th day of March, 1999:


MICHIGAN

STATE OF ___________ )        ss.:
COUNTY OF___________ )

     The foregoing instrument was acknowledged before me this 8 day of March, 1999 by Frank J. Grippo.


[Notary Seal]


INDIANA

STATE OF ___________         )
                              ss.:
COUNTY OF___________         )


     Before me, a Notary Public, this 8 day of March, 1999, Frank J. Grippo, acknowledged the execution of the annexed instrument.


[Notary Seal]

WISCONSIN

STATE OF ___________         )
                              ss.:
COUNTY OF___________         )


     This instrument was acknowledged before me on March 8, 1999, by Frank J. Grippo.


[Notary Seal]


ILLINOIS

STATE OF ___________         )
                              ss.:
COUNTY OF___________         )


     The foregoing instrument was acknowledged before me this 8 day of March, 1999 by Frank J. Grippo.


[Notary Seal]

MINNESOTA

STATE OF ___________         )
                              ss.:
COUNTY OF___________         )


     This instrument was acknowledged before me on March 8, 1999, by Frank J. Grippo.


[Notary Seal]


     IN WITNESS WHEREOF I have hereunto set my hand and official seal of office the day and year first above written.


                                   /s/ Emily Fayan
                                   -----------------------------
                                       Notary Public


[Notary Seal]

                                       3